UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

NUTANIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required
Fee paid previously with preliminary materials
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of

2024

Annual Meeting and Proxy Statement

9:00 a.m., Pacific Time
Friday, December 13, 2024
Virtual Meeting Site: www.virtualshareholdermeeting.com/NTNX2024

Letter from Our President and Chief Executive Officer

Dear Stockholders,

Fiscal year 2024 was a year of significant financial milestones and achievements. We achieved GAAP operating profitability for the full fiscal year, almost tripled our free cash flow from the previous fiscal year, and became a rule-of-40+(1) company again. All while growing annual recurring revenue at 20+% and extending our technology vision of becoming the leading platform for running all apps and managing data, anywhere.

Challenging the Status Quo

As we celebrate our 15-year anniversary, we take pride in the fact that we’ve been challengers every step of the way. In our first decade, we pioneered Hyperconverged Infrastructure (HCI) to help customers simplify and modernize their data centers away from legacy three-tier architectures. Along the way, we had to build an appliance to prove HCI’s viability, de-risk customers with an enterprise-grade hypervisor, and transform ourselves into a subscription-based software vendor that runs on any hardware platform - challenging the conventional wisdom of its time on each of those dimensions.

In just the first half of our second decade of existence, we’ve enabled our customers to run their workloads not just on-premises but also on major public cloud providers, giving them the flexibility to get the best of both worlds in a hybrid multicloud world. We’ve also created new routes to market for this platform by making it available through major server vendors as well as public cloud marketplaces.

While we are proud of those accomplishments, we have higher aspirations as a company.

Leading Platform for All Apps and Data

With the disruption in the infrastructure market due to recent acquisitions, many companies are actively reevaluating their IT strategy.

Many have invested heavily in three-tier architectures both from a hardware as well as a talent standpoint. Some of these organizations are looking at in-place replacements as an intermediate step before moving to more modern architectures like HCI or hybrid multicloud. For them, we recently announced that we are extending our platform to work with traditional three-tier setups with compute-only nodes connected to external IP-based storage. This will enable them to reuse their existing hardware while providing a staged migration to our modern hybrid multicloud platform. We expect to be in the market with our first server and external storage partners next calendar year.

2024 Proxy Statement	01

Customers looking to use public clouds in a cost-effective manner are increasingly adopting our hybrid multicloud technology through Nutanix Cloud Clusters (NC2). This technology enables our customers to operate seamlessly across cloud and on-prem environments, with a single team managing both, while also allowing existing apps to be run across these environments. Customers are using NC2 for disaster recovery, elastic capacity-on-demand, geographic expansion, and “lift and shift” cloud migration.

For customers building modern apps, Kubernetes has become one of the best ways to speed up innovation as it helps developers build and ship apps faster. With the recent general availability of Nutanix Kubernetes Platform (NKP), we provide customers the platform to manage their Kubernetes clusters across any environment. And our vision is to deliver a consistent suite of storage and platform services such as databases on any cloud. By bringing these elements together, we plan to deliver a complete modern apps platform that enables customers to build their apps once and run them anywhere.

Artificial intelligence (AI) is probably the most modern of modern apps. With the recent innovations in generative AI, companies are looking to deploy models and build their own generative AI solutions for a wide array of use cases, including co-piloting, fraud detection, and customer support. We expect that generative AI apps will run both in the public cloud and on-prem. Many mission-critical generative AI apps will need to run on-prem or at the edge for co-location of data, privacy, and security reasons. To address this need and to simplify deploying generative AI for our customers, we launched GPT-in-a-Box about a year ago and are seeing good early traction.

With these innovations, Nutanix is well positioned to serve all customers, from those with legacy three-tier architectures to those that are building modern apps, to become the leading platform for running all applications and managing data, anywhere.

Well-Positioned for Growth

Our expanding product offerings, world-class net promoter score, and the recent industry disruption have helped us build a strong pipeline for our business and sign up an increasing number of new customers in fiscal year 2024. As we’ve said all along, this is a multi-year opportunity – a marathon rather than a sprint.

Over the last couple of years, we’ve deliberately shifted our focus to the larger enterprises where most of our total addressable market sits. To enable that move, we’ve significantly top-graded our sales teams and invested in our broader go-to-market engine to grow awareness of our offerings. We have hired more sales reps to capture the opportunity and product specialists to enable our sellers to better position our complete portfolio. As a result, we are seeing higher engagement and interest from some of the largest Forbes Global 2000 companies. While sales cycles with these large customers tend to be longer and have a greater variability in timing, outcome and deal structure, we are securing large deals at a scale our company has previously not booked.

In addition, we are now beginning to see increased leverage from our partners. In fiscal year 2024, our channel began identifying, prosecuting, and transacting business increasingly autonomously for an identified whitespace set of smaller prospective customers. Our platform partners, Cisco, Lenovo, and now Dell among others, are selling our solutions along with theirs, enabling an entirely new route to market through their sellers and getting us into companies that we previously never served. We are excited by what this can grow into and are investing into making this route more successful.

For our existing customers, renewals continue to be transacting at a healthy level both from a timing and outcome standpoint. We are pleased by this continued execution of our renewals team and expect to get even better on renewals in the coming years given our world class product and support offerings that are focused on customer outcomes.

2024 Proxy Statement	02

Looking Ahead

We are entering fiscal year 2025 with a strong platform targeting hybrid multicloud environments, modern apps, and generative AI. Coupled with a reinvigorated go-to-market engine and leverage from our partners, Nutanix is well positioned for growth and value creation for stockholders.

Thank you for your continued trust and faith in us.

Rajiv Ramaswami

President and Chief Executive Officer

(1)	Rule-of-40+ is defined as the sum of revenue growth rate and free cash flow margin being greater than or equal to 40%.

2024 Proxy Statement	03

Cautionary Note Regarding Forward-Looking Statements. This letter and the accompanying proxy statement contain forward-looking statements, which statements involve substantial risks and uncertainties. Other than statements of historical fact, all statements contained in this proxy statement, including statements regarding our future results of operations and financial position, our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “plan,” “intend,” “could,” “would,” “expect,” “look to” or words or expressions of similar substance or the negative thereof, that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. Forward-looking statements included in this letter and the accompanying proxy statement include expectations regarding: extending our platform to work with traditional three-tier setups, including the availability and timing thereof; our plan to deliver a complete modern apps platform that enables customers to build their apps once and run them anywhere; generative AI trends; our goal of becoming the leading platform for running all applications and managing data, anywhere; our growth and market opportunity; our focus on larger enterprises; increased leverage from our partners; our renewals performance; and our fiscal year 2025 outlook. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs in light of the information currently available to us. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our Annual Report on Form 10-K for the fiscal year ended July 31, 2024 filed with the Securities and Exchange Commission on September 19, 2024. Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

2024 Proxy Statement	04

Notice of 2024 Annual Meeting of Stockholders

To Be Held Virtually on Friday, December 13, 2024

at 9:00 a.m., Pacific Time

REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
Internet Visit the website listed on your proxy card
Telephone Call the telephone number on your proxy card
Mail Sign, date, and return your proxy card in the enclosed envelope
Vote during the Meeting Vote online during the Annual Meeting
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on December 13, 2024: This Notice, the Proxy Statement and the Annual Report are available at www.proxyvote.com.

To the Stockholders of Nutanix, Inc.:

On behalf of our Board of Directors, it is our pleasure to invite you to attend the 2024 annual meeting of stockholders (including any adjournment or postponement thereof, the “Annual Meeting”) of Nutanix, Inc. The Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/NTNX2024 on Friday, December 13, 2024, at 9:00 a.m., Pacific Time.

We are holding the Annual Meeting for the following purposes:

Proposals		Board vote recommendation	For further details
1.	Election of Three Class I and Three Class II Directors	FOR	Page 20
2.	Ratification of Selection of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for Fiscal Year 2025	FOR	Page 29
3.	Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR	Page 34
4.	Advisory Vote to Approve the Frequency of Future Stockholder Advisory Votes on the Compensation of our Named Executive Officers	ONE YEAR	Page 72

We are also holding the Annual Meeting to conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice of 2024 Annual Meeting of Stockholders.

The record date for the Annual Meeting is October 8, 2024. Only stockholders of record of our Class A common stock at the close of business on the record date may vote at the Annual Meeting.

On or about October 22, 2024, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com. You will be asked to enter the sixteen-digit control number located on your notice or proxy card.

2024 Proxy Statement	05

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under applicable Delaware corporate law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair or secretary of the Annual Meeting will convene the meeting at 12:00 p.m. Pacific Time on the date specified above and at our address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on our investor relations website at http://ir.nutanix.com.

By Order of the Board of Directors,

Rajiv Ramaswami

President and Chief Executive Officer
San Jose, California
October 22, 2024

You are cordially invited to attend the virtual Annual Meeting. YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the Annual Meeting, you are urged to vote and submit your proxy by following the voting procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the Annual Meeting. If your shares are held of record by a broker, bank or other agent and you wish to vote during the Annual Meeting, you must follow the instructions from your broker, bank or other agent.

2024 Proxy Statement	06

Back to Contents

Proxy Statement

For the 2024 Annual Meeting of Stockholders

To Be Held on Friday, December 13, 2024 at 9:00 a.m., Pacific Time

Our Board of Directors is soliciting your proxy to vote at the 2024 annual meeting of stockholders (including any adjournment or postponement thereof, the “Annual Meeting”) of Nutanix, Inc. to be held via live webcast at www.virtualshareholdermeeting.com/NTNX2024 on Friday, December 13, 2024 at 9:00 a.m., Pacific Time.

For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended July 31, 2024, to our stockholders primarily via the Internet. On or about October 22, 2024, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the Internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings.

Only stockholders of record of our Class A common stock at the close of business on October 8, 2024, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On the record date, there were 267,836,148 shares of Class A common stock outstanding and entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours for a period of ten days ending on the day before the Annual Meeting at our principal place of business at 1740 Technology Dr., Suite 150, San Jose, California 95110.

A copy of our Annual Report on Form 10-K for the fiscal year ended July 31, 2024, which was filed with the Securities and Exchange Commission (the “SEC”) on September 19, 2024, accompanies this proxy statement. You also may obtain, without charge, copies of this proxy statement and our Annual Report by writing to our Secretary at Nutanix, Inc., 1740 Technology Drive, Suite 150, San Jose, California 95110 or by following the directions set forth in the Notice.

In this proxy statement, we refer to Nutanix, Inc. as “Nutanix,” “we,” “us” or “our company” and the Board of Directors of Nutanix, Inc. as “our Board.” The content of any websites referred to in this proxy statement are not deemed to be part of, and are not incorporated by reference into, this proxy statement.

2024 Proxy Statement	08

Back to Contents

Proxy Voting Roadmap

This roadmap highlights certain information contained elsewhere in this proxy statement. This roadmap does not contain all of the information that you should consider, and we encourage you to read the entire proxy statement before voting.

Annual Meeting Information

Time and Date	Virtual Meeting Site	Record Date
9:00 a.m. Pacific Time Friday, December 13, 2024	www.virtualshareholdermeeting.com/NTNX2024	October 8, 2024

Proposal 1: Election of Three Class I and Three Class II Directors (See Page 20)

Our Board Recommends a VOTE FOR Max de Groen, Steven J. Gomo, and Mark Templeton as Class I Directors and Craig Conway, Virginia Gambale, and Brian Stevens as Class II Directors

Nominees

Our Class I directors currently consist of Max de Groen, Steven J. Gomo, and Mark Templeton, and our Class II directors currently consist of Craig Conway, Virginia Gambale, and Brian Stevens. Mr. de Groen, Mr. Gomo, and Mr. Templeton have each been nominated to continue to serve as Class I directors, and each of them has agreed to stand for re-election at the Annual Meeting. Mr. Conway, Ms. Gambale, and Mr. Stevens have each been nominated to continue to serve as Class II directors, and each of them has agreed to stand for re-election at the Annual Meeting. The following provides summary information about each Class I and Class II director nominee.

Name	Age	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Security and Privacy Committee	Independent	Director Since
Max de Groen	39						2020
Steven J. Gomo	72						2015
Mark Templeton	72						2023
Craig Conway	70						2017
Virginia Gambale	65						2020
Brian Stevens	61						2019

Chair	Member

2024 Proxy Statement	09

Back to Contents

Corporate Governance Highlights

Board Composition	•	8 out of our 9 directors are independent.
	•	2 out of 9 directors are women.
Average Tenure	•	Average tenure of our Board is 4.7 years.
Independent Chair of our Board	•	We have an independent Chair of our Board.
Independent Board Committees	•	We have an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Security and Privacy Committee, each of which is composed entirely of independent directors.
Single Voting Class; One Share, One Vote	•	We have a single class of common stock with equal voting rights.
	•	Each share of our Class A common stock is entitled to one vote.
Declassification of our Board	•	Our classified board structure started being phased out beginning with our 2023 annual meeting of stockholders so that our Board will be fully declassified by our 2025 annual meeting of stockholders.
Majority Voting Standard; Irrevocable Offer to Resign	•	Majority voting standard applies to uncontested director elections.
	•	Directors tender an irrevocable offer to resign if they do not receive a majority vote and our Board will accept the offer to resign absent a compelling reason.
No Supermajority Voting Requirements	•	Our certificate of incorporation and bylaws do not contain supermajority voting requirements.
Annual Board and Committee Self-Assessments	•	Our Board and its committees conduct annual self-assessments.
No “Poison Pill”	•	We do not have a stockholder rights plan, or “poison pill,” in place.
Annual Auditor Ratification	•	Stockholders have the opportunity to ratify the Audit Committee’s selection of our independent registered public accounting firm annually.
Executive Sessions	•	Non-employee directors regularly hold executive sessions without management present.
Stock Ownership Guidelines	•	Executive officers and non-employee directors are subject to stock ownership guidelines.

Our Board believes that it is in the best interests of our company and our stockholders to re-elect each Class I and Class II director nominee to a one-year term. Accordingly, our Board unanimously recommends stockholders vote FOR the election of each Class I and Class II director nominee at the Annual Meeting.

The election of each Class I and Class II director nominee requires that the number of shares voted FOR the nominee’s election exceeds the number of votes cast AGAINST such nominee’s election.

2024 Proxy Statement	10

Back to Contents

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm (See Page 29)

Our Board Recommends a VOTE FOR this Proposal 2.

The Audit Committee has re-appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2025, and has further directed that management submit this selection for ratification by our stockholders at the Annual Meeting. Although ratification by our stockholders is not required by law, we have determined that it is good practice to request ratification of this selection by our stockholders. In the event that Deloitte & Touche LLP is not ratified by our stockholders, the Audit Committee will review its future selection of Deloitte & Touche LLP as our independent registered public accounting firm.

Principal Accountant Fees and Services

The following table provides the aggregate fees for services provided by Deloitte & Touche LLP for the fiscal years ended July 31, 2023 and 2024.

	Fiscal Year Ended July 31,
	2023 ($)	2024 ($)
Audit fees(1)	5,008,855	4,067,700
Audit-related fees(2)	—	—
Tax fees(3)	731,810	759,821
TOTAL FEES	5,740,665	4,827,521
(1)	Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports, services normally provided in connection with regulatory filings and, for the fiscal year ended July 31, 2023, also includes fees incurred in connection with the Audit Committee’s previously completed investigation.
(2)	Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit fees.”
(3)	Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

Our Board believes that it is in the best interests of our company and our stockholders to approve the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2025. Accordingly, our Board unanimously recommends a vote FOR the approval of the ratification of our auditors.

Approval of Proposal 2 requires FOR votes from the holders of a majority in voting power of the shares present at the Annual Meeting or represented by proxy thereat and entitled to vote on the proposal. Broker non-votes will not be considered entitled to vote on this proposal, and therefore will not affect the outcome of Proposal 2, but abstentions will have the same effect as a vote AGAINST the proposal.

2024 Proxy Statement	11

Back to Contents

Proposal 3: Advisory Vote to Approve the Compensation of Our Named Executive Officers (See Page 34)

Our Board Recommends a VOTE FOR this Proposal 3.

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure consistency with our short-term and long-term goals, given the dynamic nature of our business and the market in which we compete for executive talent.

Our executive compensation program is designed to attract, motivate, and retain highly qualified executive officers who drive our success and to align the interests of our executive officers with the long-term interests of our stockholders. The section “Compensation Discussion and Analysis” provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each component of the program. In addition, we explain how and why the Compensation Committee arrived at the specific compensation policies and decisions involving our executive compensation program.

The say-on-pay vote is advisory, and therefore not binding on us. The say-on-pay vote will, however, provide information to us regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board believes that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, our Board unanimously recommends a vote FOR the approval of the compensation of our named executive officers (“NEOs”).

Approval of Proposal 3 requires FOR votes from the holders of a majority in voting power of the shares present at the Annual Meeting or represented by proxy thereat and entitled to vote on the proposal. Broker non-votes will not be considered entitled to vote on this proposal, and therefore will not affect the outcome of Proposal 3, but abstentions will have the same effect as a vote AGAINST the proposal.

Proposal 4: Advisory Vote on the Frequency of Future Stockholder Advisory Votes to Approve the Compensation of Our Named Executive Officers (See Page 72)

Our Board Recommends a VOTE FOR ONE YEAR on this Proposal 4.

Our stockholders have the right to indicate their preference at least once every six years regarding how frequently we should solicit an advisory vote on the compensation of our NEOs as disclosed in our proxy statement. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory say-on-pay vote every one, two or three years. Alternatively, stockholders may abstain from casting votes.

After careful consideration, our Board has determined that continuing to hold an advisory say-on-pay vote annually is the most appropriate frequency for us, and therefore our Board unanimously recommends a vote for ONE YEAR.

The alternative among one year, two years or three years that receives the highest number of votes from the holders of the shares present at the Annual Meeting or represented by proxy thereat and entitled to vote on the proposal will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.

2024 Proxy Statement	12

Back to Contents

Corporate Governance

We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board and management can pursue our strategic objectives for the benefit of our stockholders. Our Board has adopted corporate governance guidelines that set forth the role of our Board, director independence standards, Board structure and functions, director selection considerations, and other governance policies. In addition, our Board has adopted written charters for its standing committees (the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Security and Privacy Committee), as well as a code of business conduct and ethics that applies to all of our employees, officers and directors. Agents and contractors of our company are also expected to abide by our code of business conduct and ethics. The Nominating and Corporate Governance Committee reviews the corporate governance guidelines annually and recommends changes to our Board as warranted. The corporate governance guidelines, committee charters, and the code of business conduct and ethics, and any waivers or amendments to the code of business conduct and ethics, are all available in the “Governance Documents” section of our investor relations website at http://ir.nutanix.com. Information contained on or accessible through our website is not incorporated by reference herein and is not a part of this proxy statement.

Board of Directors and Its Committees

Current Composition of the Board of Directors and its Committees

Name	Age	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Security and Privacy Committee	Independent	Director Since
Class I directors whose terms expire at the Annual Meeting
Max de Groen	39						2020
Steven J. Gomo	72						2015
Mark Templeton	72						2023
Class II directors whose terms expire at the Annual Meeting
Craig Conway	70						2017
Virginia Gambale Chair of the Board	65						2020
Brian Stevens	61						2019
Class III directors whose terms expire after fiscal year 2025
David Humphrey	47						2020
Rajiv Ramaswami President and Chief Executive Officer	58						2020
Gayle Sheppard	70						2022

Chair	Member

2024 Proxy Statement	13

Back to Contents
Independent Directors	Gender and Ethnic Diversity

Director Independence

Our Class A common stock is listed on the Nasdaq Global Select Market tier of The Nasdaq Stock Market LLC. Under Nasdaq listing rules, a director will only qualify as an “independent director” if (i) the director meets the objective tests for independence set forth in Nasdaq listing rules and (ii) the director does not have a relationship that, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, under Nasdaq listing rules, compensation committee members must not have a relationship with the company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the company or any of its subsidiaries or be an affiliated person of the company or any of its subsidiaries.

Our Board has undertaken a review of the independence of each of our directors and considered whether each director (i) meets the objective tests for independence set forth in Nasdaq listing rules and (ii) has a material relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. As a result of this review, our Board determined that eight of our nine current directors are independent directors. Our independent directors are Mr. Conway, Mr. de Groen, Ms. Gambale, Mr. Gomo, Mr. Humphrey, Ms. Sheppard, Mr. Stevens, and Mr. Templeton.

2024 Proxy Statement	14

Back to Contents

Board Diversity Matrix

Board Diversity Matrix (As of October 22, 2024)(1)
Total Number of Directors			9
	Female	Male		Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7		—	—
Part II: Demographic Background
African American or Black	—	—		—	—
Alaskan Native or Native American	—	—		—	—
Asian	—	1		—	—
Hispanic or Latinx	—	—		—	—
Native Hawaiian or Pacific Islander	—	—		—	—
White	2	6		—	—
Two or More Races or Ethnicities	—	—		—	—
LGBTQ+			—
Did Not Disclose Demographic Background			—

(1)	To see our Board Diversity Matrix as of October 23, 2023, please see the proxy statement filed with the SEC on October 23, 2023.

Board Leadership Structure

The Nominating and Corporate Governance Committee periodically considers our Board’s leadership structure and makes such recommendations to our Board as the Nominating and Corporate Governance Committee deems appropriate. Our corporate governance guidelines also provide that if our Board does not have an independent Chair of the Board, our Board will appoint a lead independent director.

Currently, our board leadership structure separates the positions of Chief Executive Officer and Chair of the Board. Mr. Ramaswami has served as our President and Chief Executive Officer since December 2020, and Ms. Gambale, an independent director, has served as our Chair of the Board since June 2021. Separating the positions of Chief Executive Officer and Chair of the Board allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Chair of the Board to lead our Board in its oversight of management. Our Board believes that its independence and oversight of management are maintained effectively through this leadership structure, the composition of our Board, and sound corporate governance policies and practices.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or company management on a periodic basis, but no less than twice a year.

Communications with our Board

Stockholders or interested parties who wish to communicate with our Board or with an individual director may do so by mail to our Board or the individual director, care of our Chief Legal Officer at Nutanix, Inc., 1740 Technology Drive, Suite 150, San Jose, California 95110. The communication should indicate that it contains a stockholder or interested party communication. In accordance with our corporate governance guidelines, all such communication will be reviewed by the Chief Legal Officer, in consultation with appropriate directors as necessary, and, if appropriate, will be forwarded to the director or directors to whom the communications are addressed or, if none are specified, to the Chair of the Board.

2024 Proxy Statement	15

Back to Contents

Committees of our Board

Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Security and Privacy Committee. The composition and responsibilities of each of these committees are described below. Our Board may establish other committees to facilitate the management of our business. Copies of the charters of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are available in the “Governance Documents” section of our investor relations website at https://ir.nutanix.com. Members serve on these committees until their resignation or until otherwise determined by our Board.

Chair: Steven J. Gomo Members: • Max de Groen • Virginia Gambale • Gayle Sheppard	Audit Committee

The Audit Committee is composed of Mr. de Groen, Ms. Gambale, Mr. Gomo, and Ms. Sheppard, each of whom is a non-employee director. Mr. Gomo serves as the chair of the Audit Committee. Our Board has determined that each member of the Audit Committee satisfies the requirements for independence and financial literacy under applicable SEC rules and Nasdaq listing rules. Our Board has also determined that each member of the Audit Committee satisfies the financial sophistication requirements of Nasdaq and that Messrs. de Groen and Gomo each qualifies as an “audit committee financial expert,” as defined in SEC rules. The Audit Committee is responsible for, among other things:

•

selecting and hiring our independent registered public accounting firm;

•

evaluating the performance and independence of our registered public accounting firm;

•

pre-approving the audit and any non-audit services to be performed by our independent registered public accounting firm;

•

reviewing our internal controls and the integrity of our audited financial statements;

•

reviewing the adequacy and effectiveness of our disclosure controls and procedures;

•

overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters;

•

reviewing and discussing with management and the independent registered public accounting firm, our audited and quarterly unaudited financial statements, the results of our annual audit, and our publicly-filed reports;

•

reviewing and discussing with management and the independent registered public accounting firm, our major financial risk exposures and the steps management has taken to monitor and control those exposures, and our enterprise risk management framework, including policies, and processes around the identification, management, monitoring and mitigation of enterprise-wide risks;

•

reviewing and overseeing any related person transactions; and

•

preparing the audit committee report in our annual proxy statement.

Chair: Max de Groen Members: • Craig Conway • Brian Stevens • Mark Templeton	Compensation Committee

The Compensation Committee is composed of Mr. Conway, Mr. de Groen, Mr. Stevens, and Mr. Templeton, each of whom is a non-employee director. Mr. de Groen serves as the chair of the Compensation Committee. Our Board has determined that each member of the Compensation Committee meets the requirements for independence under applicable SEC rules and Nasdaq listing rules, including a determination that each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee is responsible for, among other things:

•

reviewing and approving our CEO’s and other executive officers’ annual base salaries, incentive compensation plans, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change of control agreements, and any other benefits, compensation or arrangements;

•

administering our equity compensation plans;

•

overseeing our overall compensation philosophy, compensation plans and benefits programs;

•

reviewing the compensation disclosures in our annual proxy statement;

•

reviewing and monitoring matters related to human capital management, including talent acquisition and retention and diversity; and

•

reviewing succession planning for the CEO and other members of our executive leadership.

2024 Proxy Statement	16

Back to Contents

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has been an officer or employee of our company. None of our executive officers currently serves, or during fiscal year 2024 has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on the Compensation Committee or our Board.

Chair: Virginia Gambale Members: • Craig Conway • Steven J. Gomo • David Humphrey	Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of Mr. Conway, Ms. Gambale, Mr. Gomo, and Mr. Humphrey, each of whom is a non-employee director. Ms. Gambale serves as the chair of the Nominating and Corporate Governance Committee. Our Board has determined that each member of the Nominating and Corporate Governance Committee meets the requirements for independence under Nasdaq listing rules. The Nominating and Corporate Governance Committee is responsible for, among other things:

•

determining the qualifications required to be a member of our Board and recommending to our Board the criteria to be considered in selecting director nominees;

•

evaluating and making recommendations regarding the composition, organization and governance of our Board and its committees;

•

evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;

•

developing and monitoring our corporate governance guidelines;

•

overseeing and periodically reviewing our environmental, social and governance activities, programs and public disclosure; and

•

reviewing and approving conflicts of interest of our directors and officers, other than related person transactions reviewed by the Audit Committee.

Chair: Brian Stevens Members: • David Humphrey • Gayle Sheppard • Mark Templeton

Security and Privacy Committee

The Security and Privacy Committee assists our Board in its oversight of our management of technology and information security risks and compliance with data protection and privacy laws. The Security and Privacy Committee is composed of Mr. Humphrey, Ms. Sheppard, Mr. Stevens, and Mr. Templeton, each of whom is a non-employee director. Mr. Stevens serves as the chair of the Security and Privacy Committee. The Security and Privacy Committee is responsible for, among other things:

•

reviewing information security risk exposures (including cybersecurity and product security risk exposures) and the strategy, systems, controls and processes to monitor and control these risk exposures;

•

reviewing incident response, business continuity and disaster recovery planning and capabilities; and

•

reviewing compliance with applicable global artificial intelligence, data protection and privacy laws and regulations.

Other Committees

Pursuant to our Amended and Restated Bylaws, our Board may designate other standing or ad hoc committees to serve at the discretion of our Board from time to time.

Board and Committee Meetings and Attendance

Our Board is responsible for the oversight of our company’s management and strategy and for establishing corporate policies. Our Board and its committees meet throughout the year on a regular basis and also hold special meetings and act by written consent from time to time. During fiscal year 2024, our Board met 11 times, the Audit Committee met 11 times, the Compensation Committee met 7 times, the Nominating and Corporate Governance Committee met 5 times, and the Security and Privacy Committee met 2 times. During fiscal year 2024, each director attended 75% or more of the aggregate of the meetings of our Board and of the committees on which the director served at the time.

We encourage our directors and nominees for director to attend our annual meeting of stockholders but do not require that they attend. All of our nine then-incumbent directors attended our 2023 annual meeting of stockholders.

2024 Proxy Statement	17

Back to Contents

Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, which is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. Our Board, as a whole, is responsible for determining the appropriate level of risk for our company, assessing the specific risks that we face and reviewing management’s strategies for adequately mitigating and managing the identified risks. Although our Board is responsible for administering this risk management oversight function, the committees of our Board support our Board in discharging its oversight duties and addressing risks inherent in their respective areas.

The Audit Committee considers and discusses our (i) major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken pertaining to financial, accounting and tax matters, and (ii) enterprise risk management framework, including policies and processes around the identification, management, monitoring and mitigation of enterprise-wide risks. One member of the Audit Committee is required to also be a member of the Security and Privacy Committee. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. The Compensation Committee assesses and monitors whether our compensation philosophy and practices have the potential to encourage excessive risk-taking and evaluates compensation policies and practices that could mitigate such risks. The Security and Privacy Committee monitors our technology and information security risk exposures (including cybersecurity and product security risk exposures).

At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal, security, financial, tax and audit related risks. In addition, management provides the Audit Committee with periodic reports on our compliance programs and investment policy and practices.

Environmental, Social, and Governance

In demonstrating our commitment to environmental, social, and governance issues and the important part they play in our success, we published our fourth annual Environmental, Social, and Governance Report in 2024. We encourage you to read our Environmental, Social, and Governance Report at https://www.nutanix.com/esg-report. The report provides a high-level overview on our views, approach to, and performance around environmental, social, and governance matters. The report is not incorporated by reference herein and is not a part of this proxy statement.

Nominations Process and Director Qualifications

Nomination to our Board

Candidates for nomination to our Board are selected by our Board based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our policies, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our corporate governance guidelines, the criteria adopted by our Board regarding director candidate qualifications, and the requirements of applicable law. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and Amended and Restated Bylaws, using the same criteria to evaluate all such candidates. A stockholder that wishes to recommend a candidate for election to our Board may send a letter directed to our Chief Legal Officer at Nutanix, Inc., 1740 Technology Drive, Suite 150, San Jose, California 95110. The letter must include, among other things, the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a representation and undertaking from the candidate to serve a full term on our Board if elected, and information regarding any relationships between the candidate and our company. Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board is set forth above under “Questions and Answers About Proxy Materials and Voting” and in our Amended and Restated Bylaws.

Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

2024 Proxy Statement	18

Back to Contents
Bain Board Nomination Rights

In August 2020, we entered into an investment agreement with BCPE Nucleon (DE) SPV, LP (collectively with its affiliates, “Bain”) relating to the issuance and sale to Bain of $750 million in an initial aggregate principal amount of our 2.50% convertible senior notes due 2026 (the “2026 Notes”). Under the terms of the investment agreement, Bain previously received the right to appoint two nominees to our Board, and we appointed David Humphrey and Max de Groen as the two Bain nominees to our Board in September 2020. Under the terms of the investment agreement, if, at any time, Bain beneficially owns less than 50% of the Class A common stock underlying the 2026 Notes (on an as-converted basis, and assuming full physical settlement), Bain will be entitled to have only one nominee designated to our Board, and if, at any time, Bain beneficially owns less than 25% of the Class A common stock underlying the 2026 Notes (on an as-converted basis, and assuming full physical settlement), Bain will not be entitled to have any nominee designated to our Board. Further, under the terms of the investment agreement, Bain will not have a right to nominate (i) a second member to our Board, if Bain beneficially owns less than 9.09% of all of our Class A common stock then outstanding (on an as-converted basis, and assuming full physical settlement), even if Bain otherwise beneficially owns at least 50% of the Class A common stock underlying the 2026 Notes (on an as-converted basis, and assuming full physical settlement), or (ii) any member to our Board, if Bain collectively beneficially owns less than 4.0% of all of our Class A common stock then outstanding (on an as-converted basis, and assuming full physical settlement), even if Bain otherwise beneficially owns at least 25% of the Class A common stock underlying the 2026 Notes (on an as-converted basis, and assuming full physical settlement). In June 2024, Bain delivered a notice of conversion to convert $817.6 million in aggregate principal amount of the 2026 Notes, representing all of the then outstanding principal amount of the 2026 Notes. During the fiscal quarter ended July 31, 2024, we settled the conversion by paying $817.6 million in cash and delivering approximately 16.9 million shares of Class A common stock, which represents 6.3% of our outstanding Class A common stock as of the record date for the Annual Meeting. As a result of Bain’s conversion of the 2026 Notes, Bain ceased to beneficially own at least 9.09% of our outstanding Class A common stock and, as a result, has a right to nominate only one director to our Board.

Director Qualifications

With the goal of developing a diverse, experienced and highly qualified board of directors, the Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board the desired qualifications, expertise and characteristics of members of our Board, including qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess.

In addition to the qualifications, qualities, and skills that are necessary to meet U.S. state and federal legal, regulatory and Nasdaq listing requirements and the provisions of our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, corporate governance guidelines, and charters of the board committees, the Nominating and Corporate Governance Committee requires the following minimum qualifications to be satisfied by any nominee for a position on our Board: (i) the highest personal and professional ethics and integrity, (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, (iii) skills that are complementary to those of the existing directors, (iv) the ability to assist and support management and make significant contributions to our success, and (v) an understanding of the fiduciary responsibilities that are required of a member of our Board and the commitment of time and energy necessary to diligently carry out those responsibilities. When considering nominees, the Nominating and Corporate Governance Committee may take into consideration many other factors including, among other things, the candidates’ character, integrity, judgment, independence, area of expertise, corporate experience, length of service, and potential conflicts of interest, the candidates’ other commitments, diversity with respect to professional background, education, race, ethnicity, gender, age and geography, and the size and composition of our Board and the needs of our Board and its committees. Our Board and the Nominating and Corporate Governance Committee believe that a diverse, experienced and highly qualified board of directors fosters a robust, comprehensive and balanced decision-making process for the continued effective functioning of our Board and success of our company. Accordingly, through the nomination process, the Nominating and Corporate Governance Committee seeks to promote board membership that reflects diversity, factoring in gender, race, ethnicity, differences in professional background, education, skill, and experience, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience. The Nominating and Corporate Governance Committee evaluates the foregoing factors, among others, and does not assign any particular weighting or priority to any of the factors.

The brief biographical description of each director set forth in “Proposal 1 – Election of Directors” includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.

2024 Proxy Statement	19

Back to Contents

Proposal 1: Election of Directors

Our Board Recommends a VOTE FOR Max de Groen, Steven J. Gomo, and Mark Templeton as Class I Directors and Craig Conway, Virginia Gambale, and Brian Stevens as Class II Directors.

Our Board currently consists of nine members divided into three classes:

•	Class I directors: Max de Groen, Steven J. Gomo, and Mark Templeton, whose terms will expire at the Annual Meeting, unless re-elected.
•	Class II directors: Craig Conway, Virginia Gambale, and Brian Stevens, whose terms will expire at the Annual Meeting, unless re-elected.
•	Class III directors: David Humphrey, Rajiv Ramaswami, and Gayle Sheppard, whose terms will expire at the annual meeting of stockholders to be held after the end of the fiscal year ending July 31, 2025.

We are in the second year of a three-year process of declassifying our Board. At the Annual Meeting, six Class I and Class II directors will stand for re-election to serve for one-year terms instead of the three-year terms that directors served prior to the start of the declassification of our Board. Until the declassification of our Board is completed, any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. From and after our 2025 annual meeting of stockholders, the division of our directors into classes will terminate in accordance with our Amended and Restated Certificate of Incorporation and all of our directors will stand for election annually.

Mr. de Groen, Mr. Gomo, and Mr. Templeton have each been nominated to continue to serve as a Class I director for a one-year term, and Mr. Conway, Ms. Gambale, and Mr. Stevens have each been nominated to continue to serve as a Class II director for a one-year term. Each of these Class I nominees and Class II nominees has agreed to stand for re-election at the Annual Meeting. Our management has no reason to believe that Mr. de Groen, Mr. Gomo, and Mr. Templeton will be unable to serve as Class I directors. If elected at the Annual Meeting, Mr. de Groen, Mr. Gomo, and Mr. Templeton would continue to serve as Class I directors until the annual meeting of stockholders to be held after the end of fiscal year 2025 and until his successor has been duly elected, or if sooner, until his death, resignation or removal. If elected at the Annual Meeting, Mr. Conway, Ms. Gambale, and Mr. Stevens would continue to serve as Class II directors until the annual meeting of stockholders to be held after the end of fiscal year 2025 and until his or her successor has been duly elected, or if sooner, until his or her death, resignation or removal.

Vote Required

Directors are elected by the affirmative vote of a majority of the votes cast, meaning that the number of shares voted FOR a director’s election exceeds the number of votes cast AGAINST such director’s election. Withhold votes and broker non-votes have no legal effect on the outcome. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. Our Amended and Restated Bylaws provide for majority voting in uncontested director elections and our corporate governance guidelines require directors to tender an irrevocable offer to resign if they do not receive majority vote and our Board to accept such offer to resign absent a compelling reason.

Nominees

The Nominating and Corporate Governance Committee seeks to assemble a board of directors that, as a group, can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of background and experience in various areas. To that end, the committee has identified and evaluated nominees in the broader context of our Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities deemed critical to effective functioning of our Board.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend them for board service.

2024 Proxy Statement	20

Back to Contents

Class I Nominees for Re-Election at the Annual Meeting

Max de Groen
Age: 39 Director since: 2020 Independent Board Committees: • Audit • Compensation (Chair)	Other public boards during the past five years: • None

Professional background

Mr. de Groen joined Bain Capital, a private investment firm, in 2011 and is currently a managing director in the Technology Vertical at Bain Capital. Prior to joining Bain Capital, Mr. de Groen was a consultant at The Boston Consulting Group, a management consulting firm, where he consulted in healthcare, financial services, and technology practice areas. Mr. de Groen currently serves on the board of directors of several private companies.

Education

B.S. in Finance from the University of Minnesota; M.B.A. from Harvard Business School.

Key skills and experience

Our Board believes that Mr. de Groen is qualified to serve as a member of our Board because of his significant corporate finance and business expertise gained from his experience in the venture capital and IT industries, including his time spent serving on the boards of directors of technology companies.

Steven J. Gomo
Age: 72 Director since: 2015 Independent Board Committees: • Audit (Chair) • Nominating and Corporate Governance	Other public boards during the past five years: • Enphase Energy, Inc. (since 2011) • Micron Technology, Inc. (since 2018)

Professional background

Mr. Gomo previously served as Executive Vice President, Finance and Chief Financial Officer of NetApp, Inc., a computer storage and data management company from October 2004 until December 2011, as well as Senior Vice President, Finance and Chief Financial Officer from August 2002 to September 2004. He has served as chair of the board and a director of Enphase Energy, Inc., a solar energy management device maker, since March 2011; and a member of the board of directors of Micron Technology, Inc., a developer and manufacturer of semiconductor memory products, since October 2018. Mr. Gomo also previously served on the board of directors of Solaria Corporation, a solar energy products company, from October 2019 until May 2023; NetSuite Inc., a business management software company, from March 2012 until it was acquired by Oracle Corporation in November 2016; and SanDisk Corporation, a flash memory storage solutions and software company, from December 2005 until the company was acquired by Western Digital Corporation in May 2016.

Education

B.S. in Business Administration from Oregon State University; M.B.A. from Santa Clara University.

Key skills and experience

Our Board believes that Mr. Gomo is qualified to serve as a member of our Board because of his substantial corporate governance, operational and financial expertise gained from holding various executive positions at publicly-traded technology companies and from serving on the board of directors of several public companies.

2024 Proxy Statement	21

Back to Contents
Mark Templeton
Age: 72 Director since: 2023 Independent Board Committees: • Compensation • Security and Privacy	Other public boards during the past five years: • Arista Networks, Inc. (since 2017) • Health Catalyst, Inc. (2020-2024)

Professional background

Mr. Templeton previously served at Citrix Systems, Inc., a virtualization, mobility management, networking and SaaS solutions company, where he served as Chief Executive Officer from June 2001 to October 2015, President from January 1998 to October 2015, and Vice President, Marketing from June 1995 to January 1998. He was also Chief Executive Officer of DigitalOcean, Inc., a cloud computing company, from June 2018 to August 2019. Mr. Templeton has served as a member of the board of directors of Arista Networks, Inc., a cloud networking solutions company, since June 2017. He previously served as a member of the board of directors of Citrix Systems, Inc. from May 1998 to October 2015, Equifax, Inc., a consumer credit reporting agency, from February 2008 to November 2018, Keysight Technologies, Inc., an electronics test and measurement equipment company, from December 2015 to July 2018, and Health Catalyst, Inc., a healthcare data and analytics technology and services company, from July 2020 to March 2024. He also currently serves on the board of directors of several private companies.

Education

B.A. in Industrial and Product design from North Carolina State University; M.B.A. from the Darden School of Business at the University of Virginia.

Key skills and experience

Our Board believes that Mr. Templeton is qualified to serve as a member of our Board because of his extensive and broad management experience, gained from his background as the chief executive officer of multiple technology companies and from serving on the board of directors of several public companies, including his strong domain knowledge of both cloud and datacenter infrastructure software.

Class II Nominees for Re-Election at the Annual Meeting

Craig Conway
Age: 70 Director since: 2017 Independent Board Committees: • Compensation • Nominating and Corporate Governance	Other public boards during the past five years: • Paylocity Holding Corporation (since 2024) • Salesforce, Inc. (since 2005) • Guidewire Software, Inc. (2010-2019)

Professional background

Mr. Conway previously served as President and Chief Executive Officer of PeopleSoft, Inc., an enterprise application software company, from 1999 to 2004. Mr. Conway also served as President and Chief Executive Officer of One Touch Systems from 1996 to 1999 and TGV Software from 1993 to 1996. Prior to that, Mr. Conway held executive management positions at a variety of leading technology companies, including Executive Vice President at Oracle Corporation, a global software and services company. Mr. Conway has served as a member of the board of directors of Salesforce, Inc., a cloud-based customer relationship management company, since October 2005 and Paylocity Holding Corporation, a cloud-based HCM and payroll software solutions company, since March 2024. Mr. Conway previously served as a director of Advanced Micro Devices, Inc., a semiconductor company, from September 2009 until May 2013, and Guidewire Software, Inc., an insurance technology company, from December 2010 until January 2019.

Education

B.S. in Computer Science and Mathematics, the State University of New York at Brockport.

Key skills and experience

Our Board believes that Mr. Conway is qualified to serve as a member of our Board because of his extensive and broad management experience, gained from his background as the chief executive officer of multiple technology companies and from serving on the board of directors of several public companies.

2024 Proxy Statement	22

Back to Contents

Virginia Gambale
Age: 65 Director since: 2020 Independent Chair of the Board since June 2021 Board Committees: • Audit • Nominating and Corporate Governance (Chair)

Other public boards during the past five years:

•  EVERTEC, Inc. (since 2023)

•  Jamf Holding Corp. (since 2021)

•  Virtu Financial, Inc. (since 2020)

•  FD Technologies plc (2015-2023)

•  Regis Corporation (2018-2021)

•  JetBlue Airways Corporation (2006-2021)

Professional background

Ms. Gambale is Managing Partner of Azimuth Partners LLC, a technology advisory firm facilitating the growth and adoption of emerging technologies for financial services, consumer and technology companies. Prior to founding Azimuth Partners in 2003, Ms. Gambale held senior management positions at Merrill Lynch, Bankers Trust, Deutsche Bank and Marsh & McLennan. She was also the Head of Deutsche Bank Strategic Ventures, and subsequently a General Partner at Deutsche Bank Capital and ABS Ventures. Ms. Gambale currently serves on the boards of directors of: EVERTEC, Inc., a financial technology company, since May 2023; Virtu Financial, Inc., a financial services company, since January 2020; and Jamf Holding Corp., an Apple device management and security company, since May 2021. Ms. Gambale also currently serves on the board of directors of several private companies. She also previously served on numerous international public and private boards, including Core BTS, Regis Corporation, JetBlue Airways, Piper Jaffray, Workbrain, Synchronoss Technologies, IQ Financial, Avellino Lab USA, Inc., and FD Technologies plc.

Education

B.S. in Mathematics and Computer Science from the New York Institute of Technology.

Key skills and experience

Our Board believes Ms. Gambale is qualified to serve as a member of our Board because of her extensive prior experience in senior leadership positions in finance and technology, as well as her time spent serving on the boards of numerous public and private companies.

Brian Stevens
Age: 61 Director since: 2019 Independent Board Committees: • Compensation • Security and Privacy (Chair)	Other public boards during the past five years: • Genpact Limited (since 2020)

Professional background

Mr. Stevens has served as Chief Executive Officer of Neuralmagic, Inc., a private machine learning company, since March 2021, and as its Executive Chairman from July 2019 until March 2021. Mr. Stevens has also served as a member of the board of directors of Genpact Limited, an IT services company, since May 2020. He previously served as Chief Technology Officer from April 2017 to May 2019 and as Vice President of Product from September 2014 to May 2019 of Google Cloud, owned by Alphabet, Inc., a multinational technology company, where he was responsible for leading the technology vision for Google’s public cloud offering. Prior to Google, from November 2001 until September 2014, Mr. Stevens served in various positions at Red Hat, Inc., an open source solutions company, including as Chief Technology Officer and Executive Vice President of Worldwide Engineering from September 2013 until September 2014. Mr. Stevens has also served on various boards in the past, including the American Red Cross, IEEE, Pentaho, Data Gravity, and the OpenStack Foundation.

Education

B.S. in Computer Science from the University of New Hampshire; M.S. in Computer Systems from Rensselaer Polytechnic Institute.

Key skills and experience

Our Board believes Mr. Stevens is qualified to serve as a member of our Board because of his extensive business experience and expertise in our industry, gained from his substantial leadership roles as well as his time spent serving on the boards of other technology companies.

2024 Proxy Statement	23

Back to Contents

Class III Directors Continuing in Office Until the Annual Meeting of Stockholders After the End of the Fiscal Year Ending July 31, 2025

David Humphrey
Age: 47 Director since: 2020 Independent Board Committees: • Nominating and Corporate Governance • Security and Privacy	Other public boards during the past five years: • NortonLifeLock Inc. (2016-2021) • Genpact Limited (2012-2019)

Professional background

Mr. Humphrey is currently a partner in the Technology, Media and Telecommunications Vertical and Co-Head of Bain Capital’s North America Private Equity businesses. Prior to joining Bain Capital, Mr. Humphrey was an investment banker in the mergers and acquisitions group at Lehman Brothers, a global financial firm, where he advised companies on mergers and acquisitions across a range of industries. Mr. Humphrey previously served as a member of the boards of directors of NortonLifeLock Inc. (formerly known as Symantec Corporation), a cybersecurity software and services company, from August 2016 until January 2021, Genpact Limited, an IT services company, from October 2012 to November 2019, and Bright Horizons Family Solutions Inc., a child-care services company, from May 2008 to June 2017. Mr. Humphrey currently also serves on the board of directors of several private companies.

Education

B.A. in Economics from Harvard College; M.B.A. from Harvard Business School.

Key skills and experience

Our Board believes that Mr. Humphrey is qualified to serve as a member of our Board because of his significant corporate finance and business expertise gained from his experience in the venture capital and IT industries, including his time spent serving on the boards of directors of various technology companies.

Rajiv Ramaswami
Age: 58 Director since: 2020 President and Chief Executive Officer Board Committees: • None	Other public boards during the past five years: • NeoPhotonics Corporation (2014-2022)

Professional background

Mr. Ramaswami has served as our President and Chief Executive Officer since December 2020. A seasoned technology industry executive, Mr. Ramaswami has more than 30 years of experience spanning software, cloud services, and network infrastructure. He brings to our company a proven track record of building and scaling enterprises and teams, having a strong customer-centric approach, operational execution and developing innovative products and solutions to drive growth and value creation. Prior to joining Nutanix, Mr. Ramaswami served as Chief Operating Officer of Products and Cloud Services at VMware,Inc., a virtualization and cloud infrastructure solutions company, from October 2016 until December 2020. From April 2016 to October 2016, Mr. Ramaswami led VMware’s Networking and Security business as Executive Vice President and General Manager. Mr. Ramaswami served as Executive Vice President and General Manager, Infrastructure and Networking at Broadcom, a semiconductor, enterprise software and security solutions company, from February 2010 to January 2016, where he established Broadcom as a leader in data center, enterprise, and carrier networking. Prior to Broadcom, he served in multiple General Manager roles at Cisco, a global networking hardware and software technology company, across switching, data center, storage and optical networking business units. Earlier in his career, he held various leadership positions at Nortel, Tellabs, and IBM. Mr. Ramaswami also served as a member of the board of directors of NeoPhotonics Corporation, a manufacturer of telecommunications circuits, from March 2014 to August 2022. Mr. Ramaswami is an Institute of Electrical and Electronics Engineers Fellow and holds 36 patents, primarily in optical networking.

Education

B.Tech. in Electrical Engineering and Computer Science from the Indian Institute of Technology, Madras; M.S. and Ph.D. in Electrical Engineering and Computer Science from the University of California, Berkeley.

Key skills and experience

Our Board believes that Mr. Ramaswami’s extensive business experience and expertise in the technology industry, gained from his executive leadership roles at other technology companies, as well as the perspective and experience that Mr. Ramaswami brings as our President and Chief Executive Officer, uniquely qualify him to serve on our Board.

2024 Proxy Statement	24

Back to Contents
Gayle Sheppard
Age: 70 Director since: 2022 Independent Board Committees: • Audit • Security and Privacy	Other public boards during the past five years: • Envista Holdings Corporation (2020-2021)

Professional background

Ms. Sheppard previously served as Chief Executive Officer of Bright Machines, Inc., a software-defined factory automation company. Ms. Sheppard also previously served as Corporate Vice President and Chief Technology Officer for Microsoft Asia, a division of Microsoft Corporation, a multinational technology company, where she was responsible for establishing the vision, strategy and execution programs for customer and partner co-innovation and digital transformation. Prior to that, Ms. Sheppard served as the Head of Global Expansion and Digital Transformation for Microsoft Cloud and AI, where she was responsible for the vision, strategy, and long-range P&L for growing Microsoft’s global Cloud Services and working with customers who are implementing multiyear digital innovation and modernization strategies and as the Corporate Vice President of Azure Data at Microsoft. Earlier in her career, she served as Vice President and General Manager of the Saffron AI/ML Division, Intel Corporation, a multinational technology company, and held various leadership positions at Saffron Technology, Inc., Ketera Technologies, Inc., and J.D. Edwards, Inc. She has founded, created, or contributed to start-up and Fortune 100 companies focused on AI platforms, solutions in business and consumer markets, and digitization of business in a wide variety of industries. Ms. Sheppard has served as a member of the board of directors of Astroscale Holdings Inc., an orbital debris removal company, since July 2023. Ms. Sheppard also previously served as a member of the board of directors of Envista Holdings Corporation, a medical technology holding company, from July 2020 until November 2021.

Education

B.S. in Business Administration from University of South Florida.

Key skills and experience

Our Board believes that Ms. Sheppard is qualified to serve as a member of our Board based on her extensive global business experience and deep technology expertise, gained from her leadership in driving global market expansion and advancing enterprise data and AI services.

2024 Proxy Statement	25

Back to Contents

Director Compensation

Non-Employee Director Compensation Policy

Members of our Board who are not employees or officers of our company, also referred herein as our non-employee directors, receive compensation for their service.

The Compensation Committee reviews the total compensation of our non-employee directors and each element of our outside director compensation policy annually. At the direction of the Compensation Committee, Compensia, Inc. (“Compensia”), a nationally recognized compensation consulting firm, annually analyzes the competitive position of our outside director compensation policy against the peer group used for executive compensation purposes. For a more detailed description of the role of Compensia, the Compensation Committee’s independent compensation consultant, please refer to the section titled “Executive Compensation – Compensation Discussion and Analysis – Compensation-Setting Process – Role of Compensation Consultant.” Under our amended and restated outside director compensation policy, each non-employee director is entitled to receive (i) an annual restricted stock unit (“RSU”) award on the date of each annual meeting of stockholders with a total dollar value of $250,000 for the director’s service as a board member (pro-rated for directors who first become a non-employee director other than at an annual meeting) that will vest on the earlier to occur of the day prior to the next occurring annual meeting or the one-year anniversary of the date of grant, subject to continued service, and (ii) annual cash retainers, payable quarterly in arrears, for the director’s service as follows:

Annual RSU Award
Board Member		$250,000
Annual Cash Retainer
Board Member		$50,000
Additional Annual Cash Retainers
Board Chair		$107,500
Lead Independent Director		$47,500

Additional Annual Cash Retainers for Committee Service	Chair	Member
Audit Committee	$30,000	$12,500
Compensation Committee	$20,000	$10,000
Nominating and Corporate Governance Committee	$15,000	$7,500
Security and Privacy Committee	$15,000	$7,500

Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their reasonable travel expenses incurred in attending board and committee meetings.

Our 2016 Equity Incentive Plan provides that, in any fiscal year, none of our non-employee directors may be granted cash-settled awards with a grant date fair value of more than $750,000 (or, in connection with a director’s initial service, $1.5 million) or stock-settled awards with a grant date fair value of more than $750,000 (or, in connection with a director’s initial service, $1.5 million).

2024 Proxy Statement	26

Back to Contents

Fiscal Year 2024 Director Compensation Table

The following table provides information for all compensation awarded to, earned by or paid to each person who served as a non-employee director for all, or a portion of the fiscal year ended July 31, 2024, or a portion thereof. Mr. Ramaswami, our President and CEO, did not receive compensation for his service as a director. The compensation received by Mr. Ramaswami as an employee is shown in “Executive Compensation – Executive Compensation Tables – Fiscal Year 2024 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Craig Conway	67,685	280,170	—	—	—	—	347,855
Max de Groen	82,726	280,170	—	—	—	—	362,896
Virginia Gambale	185,507	280,170	—	—	—	—	465,677
Steven J. Gomo	87,740	280,170	—	—	—	—	367,910
David Humphrey	65,178	280,170	—	—	—	—	345,348
Gayle Sheppard	69,295	280,170	—	—	—	—	349,465
Brian Stevens	75,205	280,170	—	—	—	—	355,375
Mark Templeton	49,705	280,170	—	—	—	—	329,875

(1)	The amounts reported in this column represent the aggregate grant date fair value of the RSUs granted, as computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“ASC Topic 718”). The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended July 31, 2024 filed with the SEC on September 19, 2024. These amounts do not necessarily reflect the actual economic value that may ultimately be realized by the director.

Outstanding Director Equity Awards at Fiscal Year 2024 Year-End Table

Our non-employee directors held the following outstanding option and RSU awards as of July 31, 2024. The table excludes Mr. Ramaswami, whose outstanding awards are reflected in the section titled “Executive Compensation –Executive Compensation Tables – Outstanding Equity Awards at Fiscal Year 2024 Year-End Table.”

Name	# of Outstanding Options (in shares)	# of Outstanding RSUs (in shares)
Craig Conway	—	6,088
Max de Groen	—	6,088
Virginia Gambale	—	6,088
Steven J. Gomo	—	6,088
David Humphrey	—	6,088
Gayle Sheppard	—	6,088
Brian Stevens	—	6,088
Mark Templeton	—	6,088

2024 Proxy Statement	27

Back to Contents

Director Stock Ownership Guidelines

Under our stock ownership guidelines for non-employee directors, each non-employee director is expected to acquire and hold a minimum stock ownership position with an aggregate value equal to at least five times the value of his or her then-current annual cash retainer for service on our Board (not including any additional cash retainers for serving as Chair of the Board, lead independent director or a member or chair of any Board committee). Each current non-employee director is expected to achieve the applicable level of ownership by the fourth annual meeting of stockholders following the date on which he or she joined our Board. Any new non-employee director will be expected to achieve the applicable level of ownership by the fifth anniversary of the date on which he or she joins our Board.

Certain Relationships and Related Party Transactions

Policies and Procedures for Related Party Transactions

We have a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our common stock and any member of the immediate family of any of the foregoing persons, is not permitted to enter into a related party transaction with us without the consent of the Audit Committee, subject to the exceptions described below.

In approving or rejecting any such proposal, the Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. The Audit Committee has determined that certain transactions will not require audit committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares and the aggregate amount involved does not exceed the greater of $200,000 or 2% of the recipient’s consolidated gross revenues in any fiscal year, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally.

Related Party Transactions

Except for the executive officer and director compensation arrangements discussed in the sections titled “Corporate Governance – Director Compensation” and “Executive Compensation,” and the matters discussed in the section “Corporate Governance—Nominations Process and Director Qualifications—Bain Board Nomination Rights,” there has not been since August 1, 2023, nor is there currently proposed any transaction in which:

•	we have been or are to be a participant;
•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, nominees for election as directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or entities affiliated with them, or any immediate family members of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

2024 Proxy Statement	28

Back to Contents

Audit Committee Matters

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

Our Board Recommends a VOTE FOR this Proposal 2.

The Audit Committee has re-appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2025, and has further directed that management submit this selection for ratification by our stockholders at the Annual Meeting. Although ratification by our stockholders is not required by law, we have determined that it is good practice to request ratification of this selection by our stockholders. In the event that Deloitte & Touche LLP is not ratified by our stockholders, the Audit Committee will review its future selection of Deloitte & Touche LLP as our independent registered public accounting firm.

Deloitte & Touche LLP audited our financial statements for the fiscal years ended July 31, 2022, 2023 and 2024. Representatives of Deloitte & Touche LLP are expected to be present during the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Our Board is submitting this selection as a matter of good corporate governance and because we value our stockholders’ views on our independent registered public accounting firm. Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of our independent registered public accounting firm. If the stockholders fail to ratify this selection, our Board will reconsider whether or not to retain that firm. Even if the selection is ratified, our Board may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders. Our Board unanimously recommends a vote FOR the approval of the ratification of our auditors.

Vote Required

An affirmative vote from holders of a majority in voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the proposal will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

Principal Accountant Fees and Services

The following table provides the aggregate fees for services provided by Deloitte & Touche LLP for the fiscal years ended July 31, 2023 and 2024.

	Fiscal Year Ended July 31,
	2023 ($)	2024 ($)
Audit fees(1)	5,008,855	4,067,700
Audit-related fees(2)	—	—
Tax fees(3)	731,810	759,821
TOTAL FEES	5,740,665	4,827,521

(1)	Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports, services normally provided in connection with regulatory filings and, for the fiscal year ended July 31, 2023, also includes fees incurred in connection with the Audit Committee’s previously completed investigation.
(2)	Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit fees.”
(3)	Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

2024 Proxy Statement	29

Back to Contents

Pre-Approval Policies and Procedures

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.

All of the services provided by Deloitte & Touche LLP for the fiscal years ended July 31, 2023 and 2024 described above were pre-approved by the Audit Committee. The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended July 31, 2024 with the management of Nutanix. The Audit Committee has discussed with Nutanix’s independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to our Board that the audited financial statements be included in Nutanix’s Annual Report on Form 10-K for the fiscal year ended July 31, 2024.

The Audit Committee

Steven J. Gomo (Chair)
Max de Groen
Virginia Gambale
Gayle Sheppard

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing by Nutanix under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2024 Proxy Statement	30

Back to Contents

Executive Officers

The following is biographical information for our current executive officers as of the date of this proxy statement:

Name	Age	Position/Office
Rajiv Ramaswami	58	President and Chief Executive Officer
Rukmini Sivaraman	43	Chief Financial Officer
David Sangster	60	Chief Operating Officer
Brian Martin	62	Chief Legal Officer

On August 30, 2024, Mr. Sangster notified the Company of his decision to retire as Chief Operating Officer, effective October 31, 2024.

Our Board chooses our executive officers, who then serve at our Board’s discretion. There are no family relationships among any of our directors or executive officers.

For biographical information regarding Mr. Ramaswami, please refer to the section above titled “Proposal 1 – Election of Directors.”

Rukmini Sivaraman has served as our Chief Financial Officer since May 2022. Ms. Sivaraman previously served as our Senior Vice President, FP&A and Strategic Finance from January 2022 to May 2022. Prior to that, she served in various roles at our company, including as Senior Vice President of Strategic Finance, Chief People Officer and Senior Vice President of People and Business Operations. Prior to joining us, Ms. Sivaraman served as an investment banker at Goldman Sachs from June 2009 to March 2017. Ms. Sivaraman holds an M.B.A. from the Kellogg School of Management at Northwestern University and an M.S. in Electrical Engineering from the University of Michigan at Ann Arbor.

David Sangster has served as our Chief Operating Officer since March 2019 and was our Executive Vice President, Engineering & Operations from February 2018 to March 2019, our Executive Vice President, Support & Operations from February 2016 to February 2018, our Senior Vice President, Operations from April 2014 to February 2016, and Vice President, Operations from December 2011 to April 2014. Prior to joining us, Mr. Sangster served as Vice President, Manufacturing Technology at EMC Corporation, an IT storage hardware solutions company, from July 2009 to December 2011. Mr. Sangster holds a B.S. in Mechanical Engineering from Massachusetts Institute of Technology, an M.S. in Manufacturing Systems Engineering from Stanford University, and an M.B.A. in Operations and Marketing from Santa Clara University.

Brian Martin has served as our Chief Legal Officer since June 2024. Prior to joining us, he served as Executive Vice President and General Counsel at Lyten, Inc., a supermaterial applications company, from July 2021 to May 2024. Prior to that, he served as Senior Vice President, General Counsel, and Secretary at Juniper Networks, Inc., a networking company, from October 2015 to July 2021. He also served as General Counsel of KLA Corporation (formerly known as KLA-Tencor Corporation), an equipment and services company for the electronics industry, from 2007 to September 2015 and spent ten years in senior legal positions at Sun Microsystems, Inc., a network computing infrastructure solutions company. Mr. Martin holds a B.S. in Economics from the University of Rochester and a J.D. from the State University of New York at Buffalo Law School.

2024 Proxy Statement	31

Back to Contents

Executive Compensation

Letter From the Chair of the Compensation Committee

Dear Fellow Stockholders:

As Chair of the Compensation Committee (the “Committee”), I lead the Committee in its oversight of the design of pay programs that attract, retain, and drive our leadership team to maintain and grow our position as a global leader in cloud software. I want to share some insights into the circumstances that drove the Committee’s decision to grant a supplemental long-term performance-based equity award to Rajiv Ramaswami, our President and CEO, during fiscal year 2024.

Against the backdrop of the highly competitive market for CEO talent, the Committee became aware that Rajiv had been approached regarding a potential competitive opportunity outside Nutanix. In these extraordinary circumstances, the Committee determined that a long-term performance-based equity award would address the immediate retention concerns and provide a strong performance incentive for Rajiv to continue driving long-term value for stockholders. In consultation with our independent compensation consultant, external counsel and the Chair of the Board, the Committee evaluated all available options to retain Rajiv and provide him long-term performance motivation as CEO. The Committee’s decision in making this award was grounded in the following:

Rajiv is a proven, strategic leader. He has been the key architect of our company’s transformation. Under Rajiv’s leadership, Nutanix has:

•	achieved profitable growth while nearly doubling its stock price from his start date through fiscal year 2024;
•	evolved into a hybrid multicloud leader and transitioned to a subscription-based business model;
•	cultivated key strategic partnerships with leading technology companies; and
•	launched Nutanix Cloud Clusters on Microsoft Azure, GPT-in-a-Box, and new cloud-native offerings.

Rajiv is instrumental to Nutanix’s next stage of growth, including capitalizing on recent industry disruption and progressing toward the goal of becoming the leading platform for running applications and managing data, anywhere. Rajiv has already continued to drive achievements since the award was granted, with Nutanix having:

•	delivered record revenue of over $2.1 billion in FY 2024 (a 15% CAGR since FY 2020);
•	delivered record free cash flow of $598 million in FY 2024, almost 3x higher than FY 2023;
•	achieved its first full year of positive GAAP operating profit in FY 2024;
•	achieved a Rule of 40 score of 43 in FY 2024;
•	forged a new partnership with NVIDIA and an expanded partnership with Dell;
•	launched a new AI partner program; and
•	launched Nutanix Kubernetes Platform.

The award is 100% performance-based, with each of the measures (stock price, ARR, and free cash flow) tied to our strategic objectives and requiring rigorous performance for the respective portions of the award to be earned.

•	The payout opportunity is balanced to focus Rajiv on strategic execution and sustained value creation by incentivizing both operational goals (50% annual recurring revenue (“ARR”) and free cash flow (“FCF”)) as well as absolute returns to stockholders (50% stock price hurdles) during a performance period that ends on July 31, 2027.
•	The performance required to achieve any payout associated with each operational goal is the high end of the fiscal year 2027 year-end targets provided at our September 2023 Investor Day. The stock price hurdles represent annualized growth ranging from 13% to 21% over the performance period and an approximate doubling of our market capitalization over the same period to achieve a maximum payout, and payout cannot exceed target unless our total shareholder return for the approximate 3.5 year performance period ending July 31, 2027 is at least at the median of the total shareholder return of the Nasdaq Compositive Index.
•	Vesting is subject to Rajiv’s continued service as our CEO through September 15, 2027.

2024 Proxy Statement	32

Back to Contents

The Committee’s objective was to balance the incentive to Rajiv against the long-term-value we want to create for stockholders.

•	Supplemental awards are not a regular part of our executive compensation program, and absent extraordinary circumstances, the Committee will not use them going forward.
•	The $30 million target award value represents the minimum value that the Committee believed was necessary to secure Rajiv’s continued service.
•	The award demonstrates the Committee’s confidence in Rajiv and his ability to execute against long-range financial goals and drive stockholder value.

We also transitioned the leadership of our legal operations during 2024. In February 2024, our former Chief Legal Officer, Tyler Wall, notified us of his decision to retire. To provide adequate time to identify a well-qualified successor and ensure an orderly transition of the day-to-day duties of Chief Legal Officer, the Committee approved a transition agreement to extend Tyler’s employment through June 2024. In exchange for his transition service, he received a payment of $1.35 million in addition to post-departure COBRA payments for 12 months. The payment amount considered that, upon retirement, Tyler forfeited his unvested equity awards and was ineligible to receive an annual cash incentive award for fiscal year 2024.

We have held several engagements with stockholders in recent months covering a range of topics. I am encouraged by the level of support we continue to see for the Nutanix leadership team and the foundation of our executive compensation program. We always appreciate stockholder feedback and look forward to continuing our meaningful dialogue with you.

On behalf of the Committee, I respectfully request your support for this year’s say-on-pay proposal (Proposal 3).

Max de Groen

Compensation Committee Chair

2024 Proxy Statement	33

Back to Contents

Proposal 3: Advisory Vote to Approve the Compensation of Our Named Executive Officers

Our Board Recommends a VOTE FOR this Proposal 3.

Section 14A of the Exchange Act enables our stockholders to vote whether to approve, on an advisory and non-binding basis, the compensation of our named executive officers (“NEOs”). This vote, commonly known as a “say-on-pay” vote, gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all our NEOs and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on us. The say-on-pay vote will, however, provide information to us regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will communicate directly with stockholders to better understand the concerns that influenced the vote, consider these concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We believe that the information provided in the “Executive Compensation” section of this proxy statement, and in particular the information discussed in “Executive Compensation – Compensation Discussion and Analysis,” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, our Board unanimously recommends that our stockholders vote FOR the following resolution at the Annual Meeting:

RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation paid to our named executive officers as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.

Vote Required

The non-binding advisory vote on NEO compensation requires the affirmative vote of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the proposal. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

Compensation Discussion and Analysis

The compensation provided to our named executive officers for fiscal year 2024 is set forth in detail in the “Fiscal Year 2024 Summary Compensation Table” and the other tables that follow this Compensation Discussion and Analysis. The following discussion provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each component of compensation that we provide to our NEOs. In addition, we explain how and why the Compensation Committee arrived at the specific compensation policies and decisions for our NEOs. The following are our NEOs for fiscal year 2024:

•	Rajiv Ramaswami, our President and CEO;

•	Rukmini Sivaraman, our Chief Financial Officer;

•	David M. Sangster, our Chief Operating Officer;

•	Brian Martin, our Chief Legal Officer; and

•	Tyler Wall, our former Chief Legal Officer.

Mr. Martin succeeded Mr. Wall as our Chief Legal Officer in June 2024. In August 2024, Mr. Sangster notified us of his decision to retire as our Chief Operating Officer effective October 31, 2024.

2024 Proxy Statement	34

Back to Contents
Fiscal Year 2024 Financial and Performance Highlights

$1.91 billion	$597.7 million	43
Annual Recurring Revenue(1)	Free Cash Flow(2)	“Rule of 40” Score

22% increase compared to the end of FY 2023	$390.7 million increase compared to FY 2023	Revenue growth of 15% plus free cash flow margin of 28%

(1)	See Appendix A for details on how we define ARR, why we monitor this performance measure, and limitations on its use. There is no measure under accounting principles generally accepted in the United States (“GAAP”) that is comparable to ARR, so we have not reconciled the ARR data included herein to any GAAP measure.
(2)	Free cash flow is a non-GAAP financial measure. See Appendix A for details on how we define free cash flow, why we monitor this measure, and limitations on its use as well as a reconciliation of free cash flow to net cash provided by operating activities, which is the GAAP measure most comparable to free cash flow.

Our overall revenue for fiscal year 2024 was $2.15 billion, exceeding the $2 billion level for the first time and representing 15% year-over-year growth. Our ARR, which we view as the best measure of our recurring subscription business, increased to $1.91 billion as of the end of fiscal year 2024, representing 22% year-over-year growth. Our free cash flow grew to $598 million, an increase of 189% compared to the prior year and resulting in a free cash flow margin of 28%. Our Rule of 40 score, which we define as revenue growth rate plus free cash flow margin, was 43. We also delivered our first full year of GAAP operating income of $8 million in fiscal year 2024, an important financial milestone.

Beyond these financial accomplishments, in fiscal year 2024 we also made notable progress on partnerships, signing new or enhanced agreements with Cisco, NVIDIA and Dell, and delivered important innovations on Nutanix Cloud Platform towards our goal of becoming the leading platform for running applications and managing data, anywhere.

Fiscal Year 2024 Compensation Highlights

The Compensation Committee, in conjunction with the full Board, has continually strived to make compensation decisions that would be in the best interest of our company, our stockholders, and our employees. Some fiscal year 2024 highlights include:

•	Annual Incentive Results – Our NEOs earned 70% of their respective target annual incentive opportunities. Despite 22% year-over-year ARR growth, we did not meet the threshold level of performance based on the aggressive internal ARR goals we established at the beginning of the fiscal year. We effectively managed our operating expenses despite not reaching our internal ARR threshold goal.

•	Performance-Based Long-Term Incentive Results – The results of our performance-based long-term incentive awards reflect the strength in our stock price and the returns we have delivered to stockholders. As of fiscal year-end, our total shareholder return (“TSR”) for each of our outstanding performance cycles was tracking above the 75th percentile of companies in the Nasdaq Composite Index. Our fiscal year 2022 awards paid out at maximum based on our relative performance from August 1, 2021 through July 31, 2024.

•	CEO Supplemental Long-Term Performance-Based Equity Award – In January 2024, the Compensation Committee determined that a supplemental long-term performance-based equity award was necessary to retain Mr. Ramaswami, who is a highly sought-after, recognized industry leader. This award, which is described in more detail later in this section, aligns compensation opportunities with the interests of our stockholders. We believe the award will enable continued execution of our long-term strategic plan and delivery of long-term value for our stockholders.

2024 Proxy Statement	35

Back to Contents

Stockholder Engagement and Say-on-Pay Results

At the Annual Meeting, we will conduct a non-binding, advisory vote on the compensation of our NEOs, also known as a “say-on-pay vote,” as described in Proposal 3 of this proxy statement. In addition, Proposal 4 proposes a continuation of our practice of holding a say-on-pay vote every year to seek stockholder approval, on a non-binding, advisory basis, of the compensation of our NEOs every year.

Say-on-Pay Vote Results at 2023 Annual Meeting of Stockholders

The Compensation Committee considers the results of the say-on-pay vote and stockholder feedback on our executive compensation program as part of its annual review of executive compensation. Our stockholders showed strong support of our executive compensation program at our 2023 annual meeting of stockholders. The Compensation Committee will continue to consider the results of the annual say-on-pay vote and stockholder feedback as data points in making executive compensation decisions.

Following our 2023 annual meeting of stockholders, we reached out to stockholders as illustrated in the graphic below.

We reached out to stockholders representing: > 57% of our outstanding stock	We engaged with stockholders representing: > 27% of our outstanding stock	We held engagement meetings with: 8 of our Top 20 stockholders	Our Board Chair and Compensation Committee Chair participated in: 75% of our engagements with Top 20 stockholders

Our engagement centered on the supplemental long-term performance-based equity award granted to Mr. Ramaswami in January 2024, the design of our executive compensation program, and our governance practices. Many of these engagements included director participation and several engagements included both the Chair of the Board and the Chair of the Compensation Committee. Given the extraordinary circumstances surrounding the supplemental long-term performance-based equity award, our stockholders valued the opportunity to better understand the award context, committee process and decision-making, and the performance aligned structure of the award.

In light of the supplemental long-term performance-based equity award to Mr. Ramaswami, the Chair of the Compensation Committee participated in six of our engagements to best explain the context and structure of the award and the Compensation Committee’s decision-making process.

Several of the key topics covered in our discussions with stockholders - including our perspectives - are highlighted below.

2024 Proxy Statement	36

Back to Contents
Discussion Topic	Nutanix Perspective
CEO performance

•

We are pleased that stockholders are supportive of our company’s progress, long-term strategy, and believe Mr. Ramaswami is the right long-term leader for Nutanix. We remain focused on enhancing the value proposition of Nutanix Cloud Platform and driving sustainable, profitable growth.

•

See “Letter from the Chair of the Compensation Committee” above for additional detail.

Rationale for supplemental long-term performance-based equity award and stockholder policies

•

The Compensation Committee appreciates many stockholders’ skepticism of supplemental, off-cycle equity awards and engaged extensively to provide stockholders with an understanding of the extraordinary circumstances that necessitated the award. Further, the Committee discussed with stockholders its efforts to develop an award structure that addressed these unique circumstances while furthering alignment of Mr. Ramaswami’s pay opportunities with long-term value creation for stockholders.

•

Mr. Ramaswami’s performance has been a key driver of our business evolution as well as our operational and financial success. Against the backdrop of his success and the highly competitive market for CEO talent, the Compensation Committee became aware that Mr. Ramaswami had been approached regarding a potential competitive opportunity outside Nutanix.

•

In these extraordinary circumstances, the Compensation Committee determined, after a series of meetings in consultation with its external advisors, that a supplemental long-term performance-based equity award was necessary to address the immediate retention concerns and provide a strong incentive for Mr. Ramaswami to continue to drive significant long-term value for stockholders.

•

The award is 100% performance-based and aligns with, but does not replace, our overall pay-for-performance driven compensation plan.

•

The award reflects the minimum value that the Compensation Committee believed was necessary to secure Mr. Ramaswami’s continued service.

Use of relative and absolute performance targets

•

The Compensation Committee believes that both absolute and relative performance objectives can serve a purpose in aligning executives with the stockholder experience.

•

The supplemental long-term performance-based equity award balances stockholders’ interests and long-term, sustained performance with our company’s retention objectives. The stock price performance-based restricted stock units (“PRSUs”) include challenging absolute stock price hurdles and a relative component that limits the payout if our company’s performance ranks at less than the 50th percentile of companies in the Nasdaq Composite Index.

•

The operational PRSUs align Mr. Ramaswami’s opportunity with the metrics most indicative of the successful execution of our business strategy.

•

Refer to the “Fiscal Year 2024 CEO Supplemental Long-Term Performance-Based Equity Award” section below for more detail on performance metrics, targets and weighting.

The use of “one-time” or supplemental equity awards

•

The supplemental long-term performance-based equity award to Mr. Ramaswami is not a reflection of a gap in compensation program design; rather, it is a reflection of the highly competitive market for CEO talent and our desire to retain Mr. Ramaswami’s leadership over the long term.

•

We have not historically used supplemental equity awards and will not use them going forward absent extraordinary circumstances.

Disclosure of operational performance goals

•

We appreciate that some stockholders expressed a preference for disclosure of operational goals in both the annual incentive plan and the supplemental award. While the specific targets are not disclosed for competitive reasons, the performance levels required to achieve a payout for each metric are anchored to the high-end of our long-range targets provided at our September 2023 Investor Day. Accordingly, meaningful outperformance relative to those plans is required.

•

We will continue to engage with stockholders on this topic and solicit feedback to inform future disclosure.

2024 Proxy Statement	37

Back to Contents
Executive Compensation Practices

We strive to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure consistency with our short-term and long-term goals, given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during fiscal year 2024:

What We Do	What We Don’t Do
Emphasize performance-based compensation with a balance between short-term and long-term incentives	No retirement or pension-type plans other than the standard 401(k) plan offered to all employees
Maintain a 100% independent Compensation Committee	No perquisites or personal benefits, other than standard benefits typically received by other employees
Engage an independent compensation consultant to advise the Compensation Committee	No tax gross-ups for change of control payments and benefits
Review (at least annually) executive compensation strategy, potential risks, and compensation practices/levels of our selected compensation peer companies	No short sales, hedging, or pledging of stock ownership positions and transactions involving derivatives of our stock
Align our compensation program with the interests of our stockholders through a focus on equity-based awards for executives and directors	No strict benchmarking of compensation to a specific percentile of our compensation peer group
Emphasize PRSU awards over a multi-year performance period as a key component of our executive officers’ compensation	No “single-trigger” payments or equity acceleration upon a change of control
Place our executive officers in the same broad-based company health and welfare benefits programs as other full-time salaried employees	No guaranteed salary increases, annual incentive awards, or long-term incentive awards
Maintain robust stock ownership guidelines for our executive officers and non-employee directors	No excessive risk taking promoted by our incentive plan designs
Maintain a compensation recovery policy that complies with SEC rules and Nasdaq listing requirements
Include caps on performance-based annual incentive and long-term equity incentive payouts for NEOs
Hold an annual advisory say-on-pay vote on NEO compensation

2024 Proxy Statement	38

Back to Contents

Executive Compensation Philosophy and Objectives

Our goal is to become the leading platform for running applications and managing data, anywhere, and our compensation philosophy is aligned with that goal. Our executive compensation program is designed to attract, motivate, and retain highly qualified executive officers who drive our success and to align their interests with the long-term interests of our stockholders. This section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and its primary features.

Our executive compensation program is designed to achieve this goal through four key objectives:

Objective	Influence on Compensation Programs
Attracting and Retaining Talent in a Highly Competitive Industry

•

We operate in a highly competitive business environment characterized by a rapidly changing market and frequent technological advances, and we expect competition among companies in our market to continue to increase.

•

We actively compete with many other companies in seeking to attract and retain skilled executive leaders who have successfully and rapidly scaled and managed multi-billion-dollar software businesses.

•

We have responded to intense competition for talent in our industry by implementing competitive compensation policies and practices designed to attract and motivate our executive officers to pursue our corporate objectives while also promoting their retention and incentivizing them to drive long-term stockholder value.

Incentivizing Growth Against Strategic Objectives and Expanding Market Share

•

We have structured our executive compensation program to align with our strategy by adopting a mix of short-term and long-term incentives, which we believe will motivate our executives to execute against our short-term and long-term goals.

Alignment of Compensation with Stockholder Value

•

Our executive compensation program combines short-term and long-term components, including base salary, annual incentives, and long-term equity-based awards.

•

We firmly believe our executive officers should share in the ownership of our company. Therefore, equity compensation represents the substantial majority of our executive compensation packages, which we believe best aligns the interests of our executives with those of our stockholders.

•

In fiscal year 2024, we implemented stock ownership guidelines that cover each of our NEOs to further align the interests of our executives with stockholders.

Managing the Business Through an Ever-Changing Operating Landscape

•

In the past several years, we experienced a high level of growth while also transitioning to a subscription-based business model. Our current growth strategy includes landing new end customers, expanding sales to existing end customers, driving renewals and retention in existing end customers, building on our hybrid multicloud vision, deepening engagement with our partners, and driving profitable growth.

•

To successfully execute on our strategy in this dynamic environment, we need to recruit, incentivize, and retain talented and seasoned leaders who can execute at the highest level and deliver stockholder value.

•

The Compensation Committee regularly reviews and adjusts our executive compensation program to align with the maturity, size, scale, growth, and aspirations of our business. Due to the dynamic nature of our industry and our business, we expect to continue to adjust our approach to executive compensation to respond to our needs and market conditions as they evolve.

2024 Proxy Statement	39

Back to Contents

Components of our Executive Compensation Program

Below are the primary components of our executive compensation program, how each is determined, and the reasons why each is used:

Component	Type	Duration	Factors Used to Determine	Rationale
Base Salary	Cash	Ongoing	• Peer group data (no specific benchmark percentile or formula) • Role Scope • Experience • Performance • Internal Equity	• Provides a market competitive rate of pay aligned to role responsibilities
Annual Incentive	Cash	1 Year	• Target opportunities aligned to role, experience, performance, and peer group • Payouts aligned to business and individual performance	• Promotes the achievement of annual individual and business objectives tied to achieving our long-term priorities
Long-Term Incentive	Equity	3+ Years

•  Target awards aligned to market and influenced by contributions to business results and potential impact on future results

•  Value realized driven by share price and our performance relative to Nasdaq Composite companies

• Promotes the achievement of our long-term strategic goals that drive our share price and create stockholder value • Retention

We provide our executive officers with comprehensive employee benefit programs, such as medical, dental, and vision insurance, a 401(k) plan, life and disability insurance, flexible spending accounts, an employee stock purchase plan, and other plans and programs generally made available to other full-time salaried employees. Our named executive officers are also provided severance and change of control-related protections generally limited to senior-level executives.

We believe these components provide a compensation package that attracts and retains qualified individuals, links individual compensation opportunities to both individual and company performance, focuses the efforts of executive officers on the achievement of both our short-term and long-term objectives and aligns the interests of our executive officers with those of our stockholders. Further, our executive compensation program encourages a long-term focus by placing a heavy emphasis on equity awards, the value of which depends on our stock price performance and our ability to execute against our long-term objectives.

The specific decisions approved for our NEOs during fiscal year 2024, including short-term and long-term incentive design and performance, are discussed in detail below.

2024 Proxy Statement	40

Back to Contents
Fiscal Year 2024 Compensation Mix

The mix of target total direct compensation for Mr. Ramaswami (excluding his supplemental long-term performance-based equity award) and our other NEOs for fiscal year 2024 was as follows:

Fiscal Year 2024 Pay Mix – CEO	Fiscal Year 2024 Pay Mix – Other NEOs(1)

(1)	Data excludes Mr. Wall, who retired in June 2024, and includes full-year target compensation for Mr. Martin (annual incentive at target plus the value of his new hire equity award), who joined Nutanix as our Chief Legal Officer in June 2024.

Fiscal Year 2024 Base Salaries

In August 2023, as part of its review of our executive compensation program, the Compensation Committee set annual base salaries for our NEOs for fiscal year 2024, effective as of August 1, 2023. Based on its review, the Compensation Committee did not change the annual base salaries for Messrs. Ramaswami, Sangster, and Wall. Ms. Sivaraman’s annual base salary was increased from $450,000 to $475,000 to reflect her performance in her role; this increase aligned with the relevant market data for comparable positions among peer group companies.

Named Executive Officer	Fiscal Year 2024 Base Salary(1) ($)	Change From Fiscal Year 2023
Rajiv Ramaswami	800,000	0%
Rukmini Sivaraman	475,000	5.6%
David Sangster	475,000	0%
Brian Martin(2)	475,000	N/A
Tyler Wall(3)	475,000	0%
(1)	As of July 31, 2024.
(2)	Mr. Martin joined Nutanix in June 2024 and earned a total of $54,808 in salary during fiscal year 2024.
(3)	Mr. Wall retired from Nutanix in June 2024.

2024 Proxy Statement	41

Back to Contents

Fiscal Year 2024 Target Annual Incentive Opportunities

The target annual incentive opportunities for our NEOs during fiscal year 2024 were as follows:

Named Executive Officer	FY2024 Annual Incentive Target ($)	Annual Incentive Target (as % of Base Salary)	Change From Fiscal Year 2023
Rajiv Ramaswami	800,000	100%	0%
Rukmini Sivaraman	356,250	75%	5.6%
David Sangster	356,250	75%	0%
Brian Martin(1)	41,106	75%	N/A
Tyler Wall(2)	356,250	75%	0%
(1)	Mr. Martin’s incentive target was established upon his hire and prorated based on his June 2024 start date.
(2)	Mr. Wall retired from Nutanix in June 2024.

Fiscal Year 2024 Executive Incentive Compensation Plan

Based on a review of market practices and in consultation with both management and its independent consultant, the Compensation Committee did not make any changes to our fiscal year 2024 Executive Incentive Compensation Plan metrics and weightings:

In the first fiscal quarter of 2024, the Compensation Committee approved corporate objectives for the fiscal year 2024 Executive Incentive Compensation Plan that were aligned with our annual operating plan. The fiscal year 2024 Executive Incentive Compensation Plan provided for potential performance-based incentive payouts to our NEOs based on three performance components. The levels of achievement aligned to a target-level payout were determined to be challenging and required substantial skill and effort on the part of senior management and were weighted based on their relative importance. In addition, each NEO’s potential payout was subject to upward or downward adjustment based on a holistic assessment of individual performance.

The Compensation Committee approved the use of the performance metrics below for the fiscal year 2024 Executive Incentive Compensation Plan:

Performance Metric	Definition	Importance of the Performance Metric
Annual Recurring Revenue	For any given period, the sum of Annual Contract Value (“ACV”) for all subscription contracts in effect as of the end of a specific period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which we would recognize revenue for such contract. Excludes all life-of-device contracts.	An indicator of the top-line growth of our subscription business that takes into account variability in term lengths.
Non-GAAP operating expenses excluding commissions	For any given period, (i) total operating expenses excluding stock-based compensation, costs associated with our acquisitions (such as amortization of acquired intangible assets and other acquisition-related costs), costs related to the impairment (recovery) and early exit of operating lease-related assets, restructuring charges, litigation settlement accruals and legal fees related to certain litigation matters, and other non-recurring transactions, minus (ii) commissions.	An indicator of our ability to manage expenses in operating our business and growth and to drive sales and marketing efficiencies.
Employee engagement	Employee engagement is measured based on employee responses to a periodic survey administered in partnership with a third-party vendor.	An indicator of employee sentiment that we believe is closely linked to employee retention, customer satisfaction, and financial performance.

2024 Proxy Statement	42

Back to Contents

At the time that the Compensation Committee approved these performance metrics, it believed that they would represent objective measures that are strong indicators of the success of our growth and business strategy for fiscal year 2024.

Actual incentive award amounts under the fiscal year 2024 Executive Incentive Compensation Plan were calculated as the sum of the weighted payout percentage for each performance metric multiplied by the target annual opportunity in effect for each NEO and were paid in a lump sum during the first quarter of fiscal year 2025.

The following table describes the relative weighting of each performance metric and the payout percentages used to calculate payouts under the fiscal year 2024 Executive Incentive Compensation Plan based on achievement of the targets at and between the low end of the target range and the high end of the target range.

Performance Metric	Weighting	Plan Targets	Payout %
ARR		Less than 97.5% of Target	0%
		Between 97.5% and 100% of Target	Between 0% and 100%
		100% of Target	100%
		Between 100% and 102.5% of Target	Between 100% and 200%
		102.5% or More of Target	200%
Non-GAAP operating expenses excluding commissions		104% or More of Target	0%
		Between 100% and 104% of Target	Between 0% and 100%
		100% of Target	100%
		Between 96% and 100% of Target	Between 100% and 200%
		Less than 96% of Target	200%
Employee engagement		Less than 74%	0%
		Between 74% and 78%	Between 0% and 100%
		78%	100%
		Between 78% and 82%	Between 100% and 200%
		82% or More	200%

2024 Proxy Statement	43

Back to Contents

The specific targets for ARR and non-GAAP operating expenses excluding commissions were derived from our internal annual operating plan, which is not publicly disclosed for competitive reasons. With respect to each performance metric, the target achievement level was set at a level that the Compensation Committee believed was rigorous, would require stretch performance, and would drive stockholder value creation. The target achievement levels were not certain to be met at the time they were determined, and the payout curves require substantial outperformance of each performance metric to receive significantly above the 100% payout percentage (capped at 200%) for the metric. If the achievement levels rank between these percentile thresholds, the payout is determined using linear interpolation.

Fiscal Year 2024 Executive Incentive Compensation Plan Payouts

The achievement of each performance metric under the fiscal year 2024 Executive Incentive Compensation Plan was as follows:

Performance Metric	Achievement	Payout%	Weighting	Weighted Total
ARR	Less than 97.5% of Target	0.0%	60%	0%
Non-GAAP operating expenses excluding commissions(1)	Less than 96% of Target	200.0%	30%	60.0%
Employee engagement	At Target (78%)	100.0%	10%	10.0%
	TOTAL WEIGHTED ACHIEVEMENT PERCENTAGE:			70.0%
(1)	For Non-GAAP operating expenses excluding commissions, achievement below target (lower expenses) translates to a payout above target.

After considering each executive’s individual performance, the Compensation Committee determined that no adjustment to any NEO’s calculated payout was necessary. The aggregate payouts received by each NEO under the fiscal year 2024 Executive Incentive Compensation Plan were:

NEO	FY2024 Incentive Target ($)	FY2024 Incentive Payout ($)
Rajiv Ramaswami	800,000	560,000
Rukmini Sivaraman	356,250	249,375
David Sangster	356,250	249,375
Brian Martin(1)	41,106	28,774
Tyler Wall(2)	356,250	N/A
(1)	Mr. Martin’s incentive target was prorated based on his June 2024 start date.
(2)	Mr. Wall retired from Nutanix in June 2024 and did not receive an annual incentive payout for fiscal year 2024.

Long-Term Equity-Based Compensation

Our corporate culture encourages our NEOs to focus on our company’s long-term strategy. In keeping with this culture, our executive compensation program places a heavy emphasis on equity awards, the value of which depends on our stock price performance, to promote long-term performance. These equity awards include both time-based RSU awards and performance-based PRSU awards. Time-based RSU awards offer our NEOs predictable value delivery while aligning their interests with the long-term interests of our stockholders. We believe PRSU awards directly link a significant portion of the NEO’s target total direct compensation to our performance based on the returns we deliver for our stockholders relative to those of other companies in the Nasdaq Composite Index.

The Compensation Committee, in consultation with our CEO (other than with respect to himself) and its compensation consultant, Compensia, determines the size, mix, material terms and, in the case of PRSU awards, performance metrics of the equity awards granted to our NEOs, taking into account a number of factors as described in the section titled “Executive Compensation – Compensation Discussion and Analysis – Compensation-Setting Process.”

2024 Proxy Statement	44

Back to Contents
Fiscal Year 2024 Equity Awards

The Compensation Committee continued to align pay and performance and tie the interests of our executive officers with the interests of our stockholders by using PRSUs as a standard component of the equity awards granted to our executive officers. PRSUs comprise 50% of each executive officer’s target annual award value. Annual PRSU awards are based on our TSR relative to the TSR of companies in the Nasdaq Composite Index over three years with interim measurements after one year and two years. To mitigate the influence of interim fluctuations in performance during the first two measurement periods, the achievement percentage is capped at 100% for the first two measurement periods. The Compensation Committee believes relative TSR is a straightforward and objective metric for evaluating our company’s performance against the performance of other companies and further aligns pay with performance and the interests of our executive officers with the experience and interests of our stockholders by promoting the creation of sustainable long-term value. The remaining 50% of each executive officer’s target award value was delivered in time-based RSU awards.

The Compensation Committee considers many factors in determining the value of the annual equity awards made to our NEOs, including, but not limited to: competitive total compensation levels (cash and equity) among peer companies for comparable roles, individual performance, the retention value of current unvested equity holdings of each executive officer, and projected contribution towards the achievement of our short- and long-term goals. In establishing fiscal 2024 awards for our CEO and CFO in particular, the Compensation Committee took into consideration the strength of their respective performance and leadership, as well as the importance of continuing to provide market-competitive equity opportunities that reflected the significant year-over-year changes in market data. The equity awards granted in fiscal year 2024 under our 2016 Equity Incentive Plan were as follows:

Named Executive Officer	Total Annual Target Award Value(1) ($)	Time-Based RSU Awards (#)	PRSU Awards (# at target)	Supplemental PRSU Target Award Value(2) ($)	Supplemental PRSU Awards (# at target)
Rajiv Ramaswami	15,000,000	254,151	254,151	30,000,000	565,481
Rukmini Sivaraman	4,500,000	76,245	76,245	–	–
David Sangster	3,000,000	50,830	50,830	–	–
Brian Martin(3)	5,000,000	45,199	–(3)	–	–
Tyler Wall(4)	2,500,000	42,358	42,358	–	–
(1)	The target award values are the values approved by the Compensation Committee and may not be the same as the grant date fair values calculated in accordance with ASC Topic 718 as reported in the “Fiscal Year 2024 Summary Compensation Table” appearing on page 49 of this proxy statement.
(2)	For a detailed discussion of Mr. Ramaswami’s supplemental long-term performance-based equity award, please see the section entitled “Fiscal Year 2024 CEO Supplemental Long-Term Performance-Based Equity Award.”
(3)	The value reflected for Mr. Martin aligns with his employment offer. The RSU portion of Mr. Martin’s awards was granted on July 10, 2024, in accordance with our standard practices. The PRSU portion was granted on September 10, 2024, and will be included in the Summary Compensation Table of our proxy statement for the fiscal year ending July 31, 2025.
(4)	Mr. Wall’s unvested outstanding equity awards were forfeited upon his retirement in June 2024.

Each RSU represents a contingent right to receive one share of our Class A common stock upon vesting.

2024 Proxy Statement	45

Back to Contents

The elements of the annual equity awards granted to these NEOs for fiscal year 2024 are as follows:

2024 Proxy Statement	46

Back to Contents
Fiscal Year 2024 CEO Supplemental Long-Term Performance-Based Equity Award

As discussed in the Letter from the Compensation Committee Chair above, the Compensation Committee approved a one-time supplemental long-term performance-based equity award for our President and CEO, Rajiv Ramaswami, in January 2024. Prior to the award, the Compensation Committee became aware that Mr. Ramaswami had been approached regarding a potential competitive opportunity outside Nutanix. As Mr. Ramaswami has been the key architect of our company’s transformation and is instrumental to our next stage of growth, the Compensation Committee sought to secure Mr. Ramaswami’s employment through the next stage of our growth while also aligning potential payout opportunities with the value we create for stockholders through the end of fiscal year 2027.

The Chair of the Board and the Chair of the Compensation Committee led the process to consider a supplemental award. To ensure a diligent, thorough process, they directly engaged the Compensation Committee’s independent compensation consultant, Compensia, and outside counsel to weigh the value of Mr. Ramaswami’s continued leadership against the non-standard practice of making a one-time supplemental award. Following their review, they determined that a supplemental award was necessary in these extraordinary circumstances and sought to design an incentive that would address our Board’s retention concerns and align long-term pay with company performance while remaining consistent with Nutanix’s executive compensation philosophy. The Compensation Committee approved a supplemental award with a target value of $30 million that is delivered 100% in PRSUs, includes challenging performance objectives, and only vests if Mr. Ramaswami remains our CEO through fiscal year 2027. Absent extraordinary circumstances, the Compensation Committee will not use supplemental awards in the future.

The structure of the supplemental long-term performance-based equity award is detailed below:

Performance Metric	Metric Type	Weighting (% of Total)	Detail
FY27 ARR (25%) FY27 Free Cash Flow (25%)	Operational

•  ARR is a key determinant of our top-line growth.

•  Free cash flow is a key measure of our organizational health and drives our investment strategy.

•  Threshold performance required to achieve the minimum payout for either performance metric is aligned to the high-end of the long-range (FY27 year-end) targets provided at our September 2023 Investor Day (ARR of $3.1-$3.3B and FCF of $700-$900M).

Stock Price Hurdles (50%)	Stock Price

•  Our stock price is a direct reflection of the value we create for, and the returns we deliver to, our stockholders.

•  Stock price hurdles of $70, $80, and $90 (no linear interpolation) must be achieved and sustained for 90 consecutive calendar days to drive a payout at the end of the performance period. Target and maximum hurdles represent implied CAGRs of 13% to 20% through the end of fiscal year 2027.

•  Payout on the stock price component of the award is capped at target if our stock price is below the median of Nasdaq Composite companies over the performance period.

The Compensation Committee believes this award:

•	helps secure Mr. Ramaswami’s strategic vision and leadership through the next phase of our growth;
•	motivates the appropriate behaviors that will drive growth, promote operational excellence, and link decision making to long-term strategy. In particular, the Compensation Committee believes that ARR is a critical measure of successful execution of our next phase growth objective over all time horizons, and for that reason believed it was important to maintain consistency with the growth metric used under our fiscal year 2024 Executive Incentive Compensation Plan;
•	provides a strong mix of stretch operational and share price performance goals that focus Mr. Ramaswami on strategic execution while directly aligning his incentives with stockholder interests; and
•	represents the minimum value required to retain Mr. Ramaswami.

2024 Proxy Statement	47

Back to Contents

Supplemental awards are not a regular part of our executive compensation program, and absent extraordinary circumstances, the Compensation Committee will not use them going forward.

Given the long-term forward-looking nature of our ARR and free cash flow targets, prospective disclosure of these targets could cause irreparable harm by providing competitors with insights into our multi-year strategic road map and business initiatives. As noted above, the Compensation Committee intentionally set the threshold goals for each operational metric in alignment with the high-end of our long-range targets to ensure the award incorporated challenging goals that would not provide any payout without meaningful outperformance relative to our long-term plans.

PRSU Performance Results

Per the terms detailed above, the table below details the final performance period measurement for PRSU awards granted to our executive officers in fiscal years 2022 and interim measurements for 2023 and 2024.

	FY22-FY24 PRSU Performance Results(1)
	FY22(2)	FY22-23(2)	FY22-24(2)
Nutanix TSR	-59.02%	-20.83%	46.55%
Percentile Rank	31.32%	64.77%	89.61%
Payout (% of Total Target Units)	20.88%	33.33%	145.79%
	TOTAL PAYOUT (% OF TARGET) TO DATE		200.00%

	FY23-FY25 PRSU Performance Results(1)
	FY23(2)	FY23-24(2)	FY23-25(2)
Nutanix TSR	93.19%	257.61%
Percentile Rank	95.58%	98.31%	TBD
Payout (% of Total Target Units)	33.33%	33.33%
	TOTAL PAYOUT (% OF TARGET) TO DATE		66.67%

	FY24-FY26 PRSU Performance Results(1)
	FY24(2)	FY24-25(2)	FY24-26(2)
Nutanix TSR	85.10%
Percentile Rank	94.54%	TBD	TBD
Payout (% of Total Target Units)	33.33%
	TOTAL PAYOUT (% OF TARGET) TO DATE		33.33%
(1)	Performance results are measured from the beginning of the performance period through the end of each respective fiscal year. For example, Tranche 2 of the PRSU award granted in fiscal year 2022 represents Nutanix relative TSR performance over a two-year period from August 1, 2021 to July 31, 2023.
(2)	The interim measurements for Tranches 1 and 2 are capped at 1/3rd of the target shares covered by an award. The payout in Year 3 can be up to 200% of target, less any interim payouts distributed to date.

Chief Legal Officer Transition

Mr. Wall served as our Chief Legal Officer until his retirement in June 2024. As a result of his retirement, Mr. Wall was not eligible for an annual incentive payment under the terms of our fiscal year 2024 Executive Incentive Compensation Plan, which requires that participants be actively employed on the date incentive payments are made. Upon his retirement, all of Mr. Wall’s unvested long-term incentive awards were also forfeited per the terms and conditions of the 2016 Equity Incentive Plan and the individual award agreements. To ensure a smooth transition following the February 2024 announcement, management and the Compensation Committee requested that Mr. Wall continue to provide services through June 2024 while a successor was identified and responsibilities for

2024 Proxy Statement	48

Back to Contents

our company’s legal operations could be adequately transitioned. The Compensation Committee subsequently approved a transition agreement for Mr. Wall that considered the value of his foregone annual incentive, his equity award forfeitures upon retirement, and the importance of maintaining continuity within our legal operations during the period of transition. Accordingly, the Compensation Committee determined to provide Mr. Wall a transition payment of $1.35 million plus COBRA payments for 12 months, to be paid following his retirement. Other than his salary and the vesting of previously granted equity awards prior to his retirement, these payments represent the only compensation paid to Mr. Wall for his services during the year. Mr. Martin was appointed Chief Legal Officer in June 2024.

Severance and Change of Control-Related Benefits

Our NEOs each participate in our Executive Severance Policy and our Change of Control and Severance Policy.

Our Executive Severance Policy provides eligible employees with protections in the event of the involuntary termination of their employment under circumstances not related to a change of control of our company. Our Change of Control and Severance Policy provides eligible employees with protections in the event of their involuntary termination of employment following a change of control of our company. In addition, certain of our executive officers may have such provisions in their employment agreements.

We believe that these protections assist us in retaining our executive officers and allow them to maintain continued focus and dedication to their responsibilities to maximize stockholder value, including any potential transaction that could involve a change of control of our company. The terms of these agreements, our Executive Severance Policy, and our Change of Control and Severance Policy are evaluated periodically by our Board and the Compensation Committee against our retention objectives, a review of relevant market data prepared by the Compensation Committee’s compensation consultant, Compensia, and with consideration for our ability to attract and retain critical executive talent.

For a summary of the material terms and conditions of these post-employment compensation arrangements, see the section titled “Executive Compensation – Employment Arrangements.”

Compensation-Setting Process

Role of the Compensation Committee

Pursuant to its charter, the Compensation Committee is primarily responsible for establishing, approving, and adjusting compensation arrangements for our executive officers, including our CEO and other NEOs, reviewing and approving corporate goals and objectives relevant to these compensation arrangements, evaluating executive performance against the backdrop of our corporate goals and objectives, and determining the long-term incentive component of our executive compensation arrangements in light of factors related to our performance, including accomplishment of our long-term business and financial goals. For additional information about the Compensation Committee, see the section titled “Corporate Governance - Board of Directors and Its Committees - Compensation Committee” in this proxy statement.

Compensation decisions for our executive officers are made by the Compensation Committee, with the input of its independent compensation consultant and our CEO and management team (except with respect to their own compensation). The Compensation Committee periodically reviews and, as necessary, adjusts the cash and equity compensation of our executive officers with the goal of ensuring that our executive officers are properly incentivized.

The Compensation Committee considers compensation data from our compensation peer group as one of several factors that inform its judgment of appropriate parameters for target compensation levels. The Compensation Committee, however, does not strictly benchmark compensation to a specific percentile of our compensation peer group, nor does it apply a formula or assign relative weights to specific compensation elements. In addition, while market data is a factor, the Compensation Committee is forward-looking in aligning our executive compensation program with the unique growth opportunity we believe we have, and the risks associated with pursuing the opportunity, which are not captured by reviewing peer data.

2024 Proxy Statement	49

Back to Contents

The Compensation Committee makes compensation decisions after considering several factors, including:

•	each executive officer’s performance and experience;
•	the scope and strategic impact of the executive officer’s responsibilities and the criticality of the executive officer’s role to the performance of our company and achievement of our growth strategy and transition to a subscription-based model;
•	our past business performance and future expectations;
•	our long-term goals and strategies;
•	the performance of our executive team as a whole;
•	for each executive officer, other than our CEO, the recommendation of our CEO based on an evaluation of his or her performance;
•	the difficulty and cost of replacing high-performing leaders with in-demand skills;
•	each executive officer’s tenure and past compensation levels, including existing unvested equity;
•	internal equity of executive officers relative to one another; and
•	the competitiveness of compensation relative to our compensation peer group.

The Compensation Committee operates under a written charter adopted by our Board. A copy of the charter is posted on the investor relations section of our website located at http://ir.nutanix.com. Information contained on or accessible through our website is not incorporated by reference herein and is not a part of this proxy statement.

Role of Management

The Compensation Committee works with members of our management team, including our CEO and our human resources, finance, and legal professionals (except with respect to their own compensation). Typically, our CEO makes recommendations to the Compensation Committee, regularly attends the Compensation Committee’s meetings, and is involved in the determination of compensation for our executive officers, except that our CEO does not make recommendations as to his own compensation. Because of his direct role overseeing our other executive officers, our CEO makes recommendations to the Compensation Committee regarding short-term and long-term compensation for all executive officers (other than himself) based on our results and aspirations, an individual executive officer’s actual contribution toward, and ability to contribute to the achievement of, these results and aspirations, and performance toward individual goal achievement. The Compensation Committee then reviews the recommendations and, based on their assessment and other pertinent information, makes decisions as to total compensation for each executive officer, as well as each individual compensation component.

Role of Compensation Consultant

The Compensation Committee is authorized, in its sole discretion, to retain the services of one or more compensation consultants, outside legal counsel, and such other advisors as necessary to assist with the execution of its duties and responsibilities. For fiscal year 2024, the Compensation Committee engaged Compensia, a national compensation consulting firm, to conduct market research and analysis on our various executive positions, to assist the Compensation Committee in developing appropriate incentive plans for our executive officers on an annual basis, to provide the Compensation Committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Compensia evaluated the following components to assist the Compensation Committee in establishing executive compensation for fiscal year 2024:

•	base salary;
•	target and actual annual incentive compensation;
•	target and actual total cash compensation (base salary and annual incentive compensation);
•	long-term incentive compensation in the form of equity awards; and
•	beneficial ownership of our Class A common stock.

As described above in the section titled “Corporate Governance – Director Compensation – Non-Employee Director Compensation Policy,” Compensia also annually provides, at the direction of the Compensation Committee, an analysis of the competitive position of our non-employee director compensation policy against the compensation peer group used for executive compensation purposes.

2024 Proxy Statement	50

Back to Contents

Based on consideration of the factors specified in the SEC rules and Nasdaq listing standards, the Compensation Committee does not believe that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee and our management team has raised any conflicts of interest. The Compensation Committee reviews these factors on an annual basis. As part of the Compensation Committee’s determination of Compensia’s independence for fiscal year 2024, it received written confirmation from Compensia addressing these factors and stating its belief that it remains an independent compensation consultant to the Compensation Committee.

Compensation Peer Group

The Compensation Committee reviews compensation market data from companies that we believe are comparable to our company in order to provide insight on competitive pay practices and levels for executive talent. With Compensia’s assistance, the Compensation Committee developed a peer group for use when making its fiscal year 2024 compensation decisions, which consisted of publicly traded information technology companies with revenues and market capitalizations similar to that of our company and generally based in the United States, including companies based in California. While the Compensation Committee considers compensation practices of the peer companies, the Compensation Committee uses this information as one of many factors in its evaluation of compensation matters, as described above, and does not set compensation levels to meet specific percentiles.

The Compensation Committee referred to compensation data from this peer group when making fiscal year 2024 base salary, annual incentive, and equity award decisions for our executive officers, including our NEOs.

In June 2024, the Compensation Committee reviewed the compensation peer group to be used for compensation decision-making for fiscal year 2025. With Compensia’s assistance, the Compensation Committee approved certain changes to the existing peer group based on relative size and, in certain cases, acquisition-related activity. New Relic, Splunk, and VMware were removed following their acquisitions and SolarWinds was removed based on its relative size. The Compensation Committee approved the addition of Dynatrace, NetApp, and Okta to the peer group for fiscal year 2025. Both the fiscal year 2024 and fiscal year 2025 compensation peer groups are detailed below.

2024 Proxy Statement	51

Back to Contents

The following graphic illustrates our size relative to the 2025 peer group based on annual revenue (trailing four quarters as reported) and market capitalization as of July 31, 2024.

Employment Arrangements

We have employment agreements with our currently employed NEOs. Each of these arrangements provides for “at-will” employment and sets forth the initial terms and conditions of employment of the NEO, including base salary, target annual incentive opportunity, standard employee benefit plan participation, a recommendation for an initial grant of an option to purchase shares of our common stock or other equity awards, opportunities for post-employment compensation and vesting acceleration terms. These agreements also set forth the rights and responsibilities of each party and may protect both parties’ interests in the event of a termination of employment by providing for certain payments and benefits under specified circumstances, including following a change of control of our company. These offers of employment were each subject to the execution of a standard proprietary information and invention assignment agreement and proof of identity and work eligibility in the United States.

Each of these agreements was approved on our behalf by the Compensation Committee or our Board at the recommendation of the Compensation Committee. We believe that these arrangements were necessary to induce these individuals to forgo other employment opportunities or leave their then-current employer for the uncertainty of a demanding position in a new and unfamiliar organization.

For a summary of the material terms and conditions of our employment agreements with our NEOs, see the section titled “Executive Compensation – Employment Arrangements” below.

2024 Proxy Statement	52

Back to Contents

Other Compensation Policies and Practices

Employee Benefits

We provide employee benefits to all eligible employees in the United States, including our currently employed NEOs, which the Compensation Committee believes are reasonable and consistent with its overall compensation objective to better enable us to attract and retain employees. These benefits include medical, dental and vision insurance, health savings accounts, a 401(k) plan, life and disability insurance, flexible spending accounts, an employee stock purchase plan, and other plans and programs.

Stock Ownership Guidelines

Our Board believes that our executive officers should acquire and hold a significant equity interest in Nutanix. During fiscal year 2024, our company adopted stock ownership guidelines for our executive leadership team members, including our NEOs. The stock ownership guidelines are intended to further align the interests of our executive leadership team members and our stockholders. Only shares owned directly or beneficially owned by the executive leadership team member or their immediate family members count towards the requirements. Executive leadership team members are expected to achieve the minimum ownership requirement within five years from the date of approval or their appointment (if later). As of July 31, 2024, each NEO exceeded their required ownership level, with the exception of Mr. Martin who joined our company in June 2024.

The following table lists the specific ownership requirements for our NEOs.

Minimum Stock Ownership Requirement
Position	(as % of Base Salary)
CEO	500%
Other Named Executive Officers	100%

Stock Trading Practices; Hedging and Pledging Policy

We maintain the Nutanix, Inc. Insider Trading Policy, which governs transactions involving our securities, including the purchase, sale and/or other dispositions of our securities, by our directors, officers, employees and other covered persons. Our Insider Trading Policy and the related Rule 10b5-1 trading plan guidelines adopted by Nutanix are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing requirements of the Nasdaq Global Select Market. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for our fiscal year ended July 31, 2024 filed with the SEC on September 19, 2024. Our Insider Trading Policy, among other things, prohibits our directors, executive officers, and employees from trading during quarterly and special trading restrictions. We also prohibit short sales, hedging, and similar transactions designed to decrease the risks associated with holding our securities, as well as pledging our securities as collateral for loans and transactions involving derivative securities relating to our common stock. Our Insider Trading Policy requires that all directors, executive officers, and certain other key employees, including our NEOs, pre-clear with our legal department any proposed open market transactions.

Compensation Recovery Policy

The Compensation Committee has adopted a Compensation Recovery Policy that is intended to comply with Section 10D of the Exchange Act, Exchange Act Rule 10D-1, and Nasdaq listing rules. This policy provides that our company will recover reasonably promptly the amount of erroneously awarded incentive-based compensation received by our executive officers in the event that our company is required to prepare an accounting restatement due to the material noncompliance of our company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. This policy applies to incentive-based compensation received on or after October 2, 2023, and during the three completed fiscal years immediately preceding the date that our company is required to prepare an accounting restatement.

2024 Proxy Statement	53

Back to Contents

Policies and Practices Related to the Timing of Option Awards

We do not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by our company. In the event that we determine to grant new awards of such options in the future, our Board will evaluate the appropriate steps to take in relation to the foregoing.

Impact of Accounting and Tax Requirements on Compensation

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), disallows a corporate federal income tax deduction to any publicly held corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer, chief financial officer, and certain other highly compensated executive officers. As a result, we expect that compensation awarded to each of our NEOs will not be deductible to the extent it is in excess of this $1 million threshold. The Compensation Committee may, in its judgment, authorize compensation payments that are not fully tax deductible when it believes that such payments are appropriate to attract and retain executive talent or meet other business objectives. The Compensation Committee intends to continue to compensate our NEOs in a manner that it believes to be consistent with the best long-term interests of our company and our stockholders.

Taxation of “Parachute” Payments and Deferred Compensation

We do not provide our NEOs with a “gross-up” or other reimbursement payment for any tax liability that they might owe as a result of the application of Sections 280G, 4999, or 409A of the Code. Sections 280G and 4999 of the Code provide that certain officers and directors, and service providers who hold significant equity interests, and certain highly compensated service providers may be subject to an excise tax if they receive payments or benefits in connection with a change of control that exceeds certain prescribed limits, and that our company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. However, under our Change of Control and Severance Policy, if any payment or benefits to a policy participant, including the payments and benefits under the policy, would constitute a “parachute payment” within the meaning of Section 280G of the Code and would therefore be subject to an excise tax under Section 4999 of the Code, then such payments and benefits will be either (i) reduced to the largest portion of the payments and benefits that would result in no portion of the payments and benefits being subject to the excise tax, or (ii) not reduced, whichever, after taking into account all applicable federal, state, and local employment and income taxes and the excise tax, results in the participant’s receipt, on an after-tax basis, of the greater payments and benefits.

Section 409A also imposes additional significant taxes on the individual in the event that an executive officer, director, or other service provider receives “deferred compensation” that does not meet certain requirements of Section 409A of the Code.

Accounting for Stock-Based Compensation

We follow ASC Topic 718 for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, RSU awards, and PRSU awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that a NEO is required to render service in exchange for the award.

Compensation Risk Assessment

The Compensation Committee reviews and discusses with management the risks arising from our compensation philosophy and practices applicable to all employees to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate such risks. In addition, the Compensation Committee has engaged Compensia to independently review our executive compensation program. Based on these reviews, the Compensation Committee structures our executive compensation program to encourage our NEOs to focus on both short-term and long-term success. We do not believe that our compensation programs create risks that are reasonably likely to have a material adverse effect on us.

2024 Proxy Statement	54

Back to Contents

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee:

The Compensation Committee

Max de Groen (Chair)
Craig Conway
Brian Stevens
Mark Templeton

2024 Proxy Statement	55

Back to Contents

Executive Compensation Tables

Fiscal Year 2024 Summary Compensation Table

The following table presents all of the compensation awarded to, or earned by, our NEOs during the fiscal year ended July 31, 2024.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation(3) ($)	Total ($)
Rajiv Ramaswami	2024	800,008	—	—	49,781,703	560,000	2,000	51,143,711
President and CEO	2023	800,010	—	—	13,153,930	892,000	—	14,845,940
	2022	783,596	—	—	11,165,080	980,000	—	12,928,676
Rukmini Sivaraman	2024	474,431	—	—	5,939,485	249,375	2,000	6,665,291
Chief Financial Officer	2023	449,431	—	—	4,778,000	376,313	—	5,603,744
	2022	366,329	—	—	5,255,793	291,267	—	5,913,389
David M. Sangster	2024	475,008	—	—	3,959,657	249,375	2,000	4,686,040
Chief Operating Officer	2023	475,010	—	—	4,778,000	397,219	—	5,650,229
	2022	465,263	—	—	3,907,717	436,406	—	4,809,386
Brian Martin(4)	2024	54,808	—	—	2,676,685	28,774	—	2,760,267
Chief Legal Officer
Tyler Wall(5)	2024	447,604	—	—	3,299,688	—	1,382,975	5,130,267
Former Chief Legal Officer	2023	475,010	—	—	4,300,200	397,219	—	5,172,429
	2022	465,263	—	—	2,679,554	436,406	—	3,581,223

(1)	The amounts reported in this column represent the aggregate grant date fair value of equity awards, as computed in accordance with ASC Topic 718. These amounts do not necessarily reflect the actual economic value that may ultimately be realized by the NEOs. The grant date fair value for time-based RSUs and PRSUs tied to operational/financial goals reported in the table is calculated in accordance with ASC Topic 718 based on the closing price per share of our Class A common stock as reported on The Nasdaq Global Select Market on the date of grant. The grant date fair value for PRSUs tied to market conditions in the table is calculated in accordance with ASC Topic 718 using Monte Carlo simulations. A Monte Carlo simulation requires the use of various assumptions, including the stock price volatility and risk-free interest rate as of the valuation date corresponding to the length of time remaining in the performance period and expected dividend yield.
(2)	The amounts reported in this column represent the amounts earned under our Executive Incentive Compensation Plan.
(3)	The amounts in this column include company contributions on behalf of the NEO to defined contribution retirement plans.
(4)	Mr. Martin was appointed Chief Legal Officer in June 2024.
(5)	In February 2024, Mr. Wall notified our company of his decision to retire. In order to provide adequate time to identify a successor and ensure an orderly transition of his responsibilities, our company reached an agreement with Mr. Wall to continue his employment through June 2024 in exchange for a retention payment post-separation of $1.35 million and COBRA benefit payments for 12 months, the sum of which is included as All Other Compensation. As a result of his retirement, Mr. Wall forfeited the value of his stock awards indicated in the table and annual incentive (Non-Equity Incentive Plan Compensation).

2024 Proxy Statement	56

Back to Contents

Grants of Plan-Based Awards

The following table presents, for each of our NEOs, information concerning plan-based awards granted during the fiscal year ended July 31, 2024. This information supplements the information about these awards set forth in the “Fiscal Year 2024 Summary Compensation Table” above.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	Grant Date Fair Value of
Name	Award Type		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Stock and Option Awards(8) ($)
Rajiv Ramaswami	Cash incentive		—	—	800,000	1,600,000	—	—	—	—	—
	Time-based RSUs	(2)	8/29/2023	—	—	—	—	—	—	254,151	7,830,392
	PRSUs	(3)	8/29/2023	—	—	—	127,076	254,151	508,302	—	11,967,971
	PRSUs - SP	(4)	1/7/2024	—	—	—	—	238,398	476,796	—	14,983,314
	PRSUs - FCF	(5)	1/7/2024	—	—	—	—	163,542	327,084	—	7,500,036
	PRSUs - ARR	(6)	1/7/2024	—	—	—	—	163,541	327,082	—	7,499,990
Rukmini Sivaraman	Cash incentive		—	—	356,250	712,500	—	—	—	—	—
	Time-based RSUs	(2)	8/29/2023	—	—	—	—	—	—	76,245	2,349,108
	PRSUs	(3)	8/29/2023	—	—	—	38,123	76,245	152,490	—	3,590,377
David M. Sangster	Cash incentive		—	—	356,250	712,500	—	—	—	—	—
	Time-based RSUs	(2)	8/29/2023	—	—	—	—	—	—	50,830	1,566,072
	PRSUs	(3)	8/29/2023	—	—	—	25,415	50,830	101,660	—	2,393,585
Brian Martin	Cash incentive		—	—	41,106	82,212	—	—	—	—	—
	Time-based RSUs	(7)	7/10/2024	—	—	—	—	—	—	45,199	2,676,685
Tyler Wall(9)	Cash incentive		—	—	356,250	712,500	—	—	—	—	—
	Time-based RSUs	(2)	8/29/2023	—	—	—	—	—	—	42,358	1,305,050
	PRSUs	(3)	8/29/2023	—	—	—	21,179	42,358	84,716	—	1,994,638

(1)	The amounts reported in this column represent cash incentive compensation opportunities under the fiscal year 2024 Executive Incentive Compensation Plan at target levels for our corporate objectives. For achievement in excess of target, overperformance could be rewarded with a payout of up to an additional 100% of each NEO’s target (for a maximum payment of 200% of each NEO’s target).
(2)	The RSUs vest in 16 equal quarterly installments, with the first quarterly installment having vested on December 15, 2023, subject to continued service to us through each vesting date.
(3)	The PRSUs are eligible to vest in up to three installments based on the TSR of our company relative to the TSR of companies in the Nasdaq Composite Index over three performance periods: (i) August 1, 2023 to July 31, 2024, (ii) August 1, 2023 to July 31, 2025, and (iii) August 1, 2023 to July 31, 2026. PRSUs that become eligible to vest based on performance vest on September 15 following the period, subject to continued service to us through the vesting date. The total number of PRSUs that are eligible to vest range from an achievement percentage of 0% to 200% of the target number of PRSUs, except that the achievement percentage is capped at 100% for the first two performance periods. Up to one-third of the target number of PRSUs are eligible to vest as a result of performance for each of the first two performance periods. The achievement percentage is (i) 0% if our TSR ranks below the 25th percentile of the indexed companies, (ii) 50% if our TSR ranks at the 25th percentile of the indexed companies, (iii) 100% if our TSR ranks at the 50th percentile of the indexed companies, and (iv) 200% if our TSR ranks at the 75th percentile of the indexed companies. If our TSR ranks between these percentile thresholds, the achievement percentage is determined using linear interpolation. 100% of the target number of PRSUs (as may be increased as a result of any achievement percentage in excess of target) will be eligible to vest with respect to the third performance period, less any PRSUs already vested in the first two performance periods. The PRSUs are subject to a maximum value cap that limits the total value that may become eligible to vest at the end of the third performance period, with the achievement percentage for the period subject to reduction so that the product of the ending price per share at the end of the period multiplied by the achievement percentage cannot exceed $144.40.
(4)	The PRSUs are eligible to vest at the target level of stock price performance and become eligible to vest in a range from 0% to 200% of the target number based on actual performance achieved relative to the following stock price hurdles at any time during the period that began on the grant date and ends on July 31, 2027 (the “Performance Period”): (i) 100% of the PRSUs for a stock price hurdle of $70, (ii) 150% of the PRSUs for a stock price hurdle of $80, and (iii) 200% of the PRSUs for a stock price hurdle of $90. A stock price hurdle is only achieved if the average closing price of our company’s common stock is equal to or greater than the hurdle price for 90 consecutive calendar days. None of the PRSUs become eligible to vest for achievement of a stock price hurdle of less than $70. In addition, a maximum of 100% of the target number of PRSUs will be eligible to vest if our company’s TSR ranks at less than the 50th percentile relative to the TSR of companies in the Nasdaq Composite Index during the Performance Period. Achievement of the stock price hurdles may occur at any time during the Performance Period, but vesting will remain subject to Mr. Ramaswami’s continued employment as CEO through September 15, 2027.

2024 Proxy Statement	57

Back to Contents
(5)	The PRSUs become eligible to vest upon achievement of specified Free Cash Flow hurdles, with achievement of 100% of the PRSUs at the target level of FCF performance and additional achievement levels of 150% and 200% of the target number of PRSUs at higher levels of FCF performance. None of the PRSUs are eligible to vest if performance is below the target level of FCF performance. The target level FCF was set relative to our company’s internal long-term plans and requires strong performance over the Performance Period to be achieved. FCF will be measured over the last four completed fiscal quarters ending on the last day of the Performance Period on July 31, 2027. Linear interpolation will not apply in the case of achievement between the 100%, 150% and 200% payout percentage levels. PRSU vesting remains subject to Mr. Ramaswami’s continued employment as CEO through September 15, 2027.
(6)	The PRSUs become eligible to vest upon achievement of specified ARR hurdles, with achievement of 100% of the PRSUs at the target level of ARR performance and additional achievement levels of 150% and 200% of the target number of PRSUs at higher levels of ARR performance. None of the PRSUs are eligible to vest if performance is below the target level of ARR performance. The target level ARR was set relative to our company’s internal long-term plans and requires strong performance over the Performance Period to be achieved. ARR will be measured as of the last day of the Performance Period on July 31, 2027. Linear interpolation will not apply in the case of achievement between the 100%, 150% and 200% payout percentage levels. PRSU vesting remains subject to Mr. Ramaswami’s continued employment as CEO through September 15, 2027.
(7)	The RSUs vest 25% on September 15, 2025 and the remainder in 12 equal quarterly installments, with the first quarterly installment vesting on December 15, 2025, subject to continued service to us through each vesting date.
(8)	The amounts reported in this column represent the aggregate grant date fair value of equity awards, as computed in accordance with ASC Topic 718. These amounts do not necessarily reflect the actual economic value that may ultimately be realized by the NEOs. The grant date fair value for time-based RSUs and PRSUs tied to operational/financial goals reported in the table is calculated in accordance with ASC Topic 718 based on the closing price per share of our Class A common stock as reported on The Nasdaq Global Select Market on the date of grant. The grant date fair value for PRSUs tied to market conditions in the table is calculated in accordance with ASC Topic 718 using Monte Carlo simulations. A Monte Carlo simulation requires the use of various assumptions, including the stock price volatility and risk-free interest rate as of the valuation date corresponding to the length of time remaining in the performance period and expected dividend yield.
(9)	All of Mr. Wall’s unvested awards were forfeited upon his retirement in June 2024.

2024 Proxy Statement	58

Back to Contents

Outstanding Equity Awards At Fiscal Year 2024 Year-End Table

The following table presents, for each of our NEOs, information concerning each outstanding equity award held by such NEO as of July 31, 2024. This information supplements the information about these awards set forth in the “Fiscal Year 2024 Summary Compensation Table” above.

		Option Awards				Stock Awards					Equity
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)		Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Rajiv Ramaswami	RSUs
	12/9/2020	—	—	—	—	47,326	(2)	2,390,436	—		—
	10/11/2021	—	—	—	—	43,140	(4)	2,179,001	—		—
	8/25/2022	—	—	—	—	154,858	(6)	7,821,878	—		—
	8/29/2023	—	—	—	—	206,498	(7)	10,430,214	—		—
	PRSUs
	12/9/2020	—	—	—	—	—		—	116,893	(3)	5,904,265
	10/11/2021	—	—	—	—	—		—	201,251	(5)	10,165,188
	8/25/2022	—	—	—	—	—		—	370,190	(5)	18,698,297
	8/29/2023	—	—	—	—	—		—	508,302	(5)	25,674,334
	1/7/2024	—	—	—	—	—		—	238,398	(8)	12,041,483
	1/7/2024	—	—	—	—	—		—	163,542	(9)	8,260,506
	1/7/2024	—	—	—	—	—		—	163,541	(10)	8,260,456
Rukmini Sivaraman	RSUs
	10/2/2020	—	—	—	—	7,662	(11)	387,008	—		—
	10/11/2021	—	—	—	—	12,942	(4)	653,700	—		—
	5/1/2022	—	—	—	—	38,081	(12)	1,923,471	—		—
	8/25/2022	—	—	—	—	56,250	(6)	2,841,188	—		—
	8/29/2023	—	—	—	—	61,950	(7)	3,129,095	—		—
	PRSUs
	10/11/2021	—	—	—	—	—		—	60,375	(5)	3,049,541
	8/25/2022	—	—	—	—	—		—	134,467	(5)	6,791,928
	8/29/2023	—	—	—	—	—		—	152,490	(5)	7,702,270
David Sangster	RSUs
	10/2/2020	—	—	—	—	11,788	(11)	595,412	—		—
	10/11/2021	—	—	—	—	15,099	(4)	762,650	—		—
	8/25/2022	—	—	—	—	56,250	(6)	2,841,188	—		—
	8/29/2023	—	—	—	—	41,300	(7)	2,086,063	—		—

2024 Proxy Statement	59

Back to Contents
		Option Awards				Stock Awards					Equity
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)		Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
	PRSUs
	10/11/2021	—	—	—	—	—		—	70,437	(5)	3,557,773
	8/25/2022	—	—	—	—	—		—	134,467	(5)	6,791,928
	8/29/2023	—	—	—	—	—		—	101,660	(5)	5,134,847
Brian Martin	RSUs
	7/10/2024	—	—	—	—	45,199	(13)	2,283,001	—		—
Tyler Wall(14)	—	—	—	—	—	—		—	—		—

(1)	Based on the closing price per share of our Class A common stock as reported on The Nasdaq Global Select Market on July 31, 2024, which was $50.51.
(2)	25% of the RSUs vested on December 15, 2022, with the remainder in 12 equal quarterly installments, with the first quarterly installment having vested on March 15, 2023, subject to continued service to us through each vesting date.
(3)	The PRSUs were subject to stock price-based milestones. The first milestone required achievement of an average closing price per share of our Class A common stock of $32.09 for a 30 consecutive calendar day period. The second milestone required achievement of an average closing price per share of our Class A common stock of $38.51 for a 30 consecutive calendar day period. Achievement of the first milestone resulted in 67% of the 703,117 PRSUs becoming eligible to vest. Achievement of both milestones resulted in 133% of the 703,117 PRSUs becoming eligible to vest. Upon achievement, 25% of the eligible PRSUs vested on December 15, 2021, with 1/16th of the eligible PRSUs vesting quarterly thereafter, subject to continued service to us through each vesting date.
(4)	The RSUs vest in 16 equal quarterly installments, with the first quarterly installment having vested on December 15, 2021 subject to continued service to us through each vesting date.
(5)	The PRSUs are eligible to vest in up to three installments based on the TSR of our company relative to the TSR of companies in the Nasdaq Composite Index over one-, two-, and three-year performance periods beginning in the fiscal year granted. PRSUs that become eligible to vest based on performance vest on September 15 following the period, subject to continued service through the vesting date. The total number of PRSUs that are eligible to vest range from 0% to 200% of the target number of PRSUs, except that the achievement percentage is capped at 100% for the first two performance periods. Up to one-third of the target number of PRSUs are eligible to vest as a result of performance for each of the first two performance periods. The achievement percentage is (i) 0% if our TSR ranks below the 25th percentile of the indexed companies, (ii) 50% if our TSR ranks at the 25th percentile of the indexed companies, (iii) 100% if our TSR ranks at the 50th percentile of the indexed companies, and (iv) 200% if our TSR ranks at or above the 75th percentile of the indexed companies. If our TSR ranks between these percentile thresholds, the achievement percentage is determined using linear interpolation. 100% of the target number of PRSUs (as may be increased as a result of any achievement percentage in excess of target) will be eligible to vest with respect to the third performance period, less any PRSUs already vested in the first two performance periods. The PRSUs are subject to a maximum value cap that limits the total value that may become eligible to vest at the end of the third performance period, with the achievement percentage for the period subject to reduction so that the product of the ending price per share at the end of the period multiplied by the achievement percentage cannot exceed: $145.92 for the awards granted October 11, 2021; $89.70 for the awards granted August 5, 2022; and $144.40 for the awards granted August 29, 2023. As of July 31, 2024, our TSR ranked above the 75th percentile of the companies in the Nasdaq Composite Index for each respective performance period, therefore the values reported reflect maximum achievement, including the impact of the applicable value cap on the awards granted in fiscal year 2023.
(6)	The RSUs vest in 16 equal quarterly installments, with the first quarterly installment having vested on December 15, 2022, subject to continued service to us through each vesting date.
(7)	The RSUs vest in 16 equal quarterly installments, with the first quarterly installment having vested on December 15, 2023, subject to continued service to us through each vesting date.
(8)	The PRSUs are eligible to vest at the target level of stock price performance and become eligible to vest in a range from 0% to 200% of the target number based on actual performance achieved relative to the following stock price hurdles at any time during the Performance Period: (i) 100% of the PRSUs for a stock price hurdle of $70, (ii) 150% of the PRSUs for a stock price hurdle of $80, and (iii) 200% of the PRSUs for a stock price hurdle of $90. A stock price hurdle is only achieved if the average closing price of our company’s common stock is equal to or greater than the hurdle price for 90 consecutive calendar days. None of the PRSUs become eligible to vest for achievement of a stock price hurdle of less than $70. In addition, a maximum of 100% of the target number of PRSUs will be eligible to vest if our company’s TSR ranks at less than the 50th percentile relative to the TSR of companies in the Nasdaq Composite Index during the Performance Period. Achievement of the stock price hurdles may occur at any time during the Performance Period, but vesting will remain subject to Mr. Ramaswami’s continued employment as CEO through September 15, 2027. The values reported reflect achievement at 100% of target.
(9)	The PRSUs become eligible to vest upon achievement of specified FCF hurdles, with achievement of 100% of the PRSUs at the target level of FCF performance and additional achievement levels of 150% and 200% of the target number of PRSUs at higher levels of FCF performance. None of the PRSUs are eligible to vest if performance is below the target level of FCF performance. The target level FCF was set relative to our company’s internal long-term plans and requires strong performance over the Performance Period to be achieved. FCF will be measured over

2024 Proxy Statement	60

Back to Contents
the last four completed fiscal quarters ending on the last day of the Performance Period on July 31, 2027. Linear interpolation will not apply in the case of achievement between the 100%, 150% and 200% payout percentage levels. PRSU vesting remains subject to Mr. Ramaswami’s continued employment as CEO through September 15, 2027. The values reported reflect achievement at 100% of target.
(10)	The PRSUs become eligible to vest upon achievement of specified ARR hurdles, with achievement of 100% of the PRSUs at the target level of ARR performance and additional achievement levels of 150% and 200% of the target number of PRSUs at higher levels of ARR performance. None of the PRSUs are eligible to vest if performance is below the target level of ARR performance. The target level ARR was set relative to our company’s internal long-term plans and requires strong performance over the Performance Period to be achieved. ARR will be measured as of the last day of the Performance Period on July 31, 2027. Linear interpolation will not apply in the case of achievement between the 100%, 150% and 200% payout percentage levels. PRSU vesting remains subject to Mr. Ramaswami’s continued employment as CEO through September 15, 2027. The values reported reflect achievement at 100% of target.
(11)	The RSUs vest in 16 equal quarterly installments, with the first quarterly installment having vested on December 15, 2020, subject to continued service to us through each vesting date.
(12)	The RSUs vest in 16 equal quarterly installments, with the first quarterly installment having vested on September 15, 2022, subject to continued service to us through each vesting date.
(13)	The RSUs vest 25% on September 15, 2025 and the remainder in 12 equal quarterly installments, with the first quarterly installment vesting on December 15, 2025, subject to continued service to us through each vesting date.
(14)	Mr. Wall had no outstanding equity awards as of July 31, 2024.

2024 Option Exercises and Stock Vested Value

The following table presents, for each of our NEOs, the shares of our Class A common stock that were acquired upon the exercise of stock options and vesting of RSU and PRSU awards and the related value realized during fiscal year 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Rajiv Ramaswami	—	—	617,207	28,938,271
Rukmini Sivaraman	—	—	150,222	6,807,606
David M. Sangster	—	—	158,821	7,009,272
Brian Martin	—	—	—	—
Tyler Wall	—	—	110,387	4,870,715

(1)	The value realized upon vesting of RSUs or PRSUs is calculated by multiplying the number of shares vested by the closing price per share of our Class A common stock as reported on The Nasdaq Global Select Market on the applicable vesting date (or, in the event the applicable vesting date occurs on a holiday or weekend, the closing price per share of our Class A common stock as reported on The Nasdaq Global Select Market on the immediately preceding trading day).

2024 Proxy Statement	61

Back to Contents

Employment Arrangements

Employment Arrangements with Named Executive Officers

We have entered into employment agreements with each of our currently employed NEOs. Each of these arrangements was negotiated on our behalf by the Compensation Committee or our then current CEO.

Typically, these arrangements provide for at-will employment and set forth the initial terms and conditions of employment of each NEO, including base salary, target annual incentive opportunity, standard employee benefit plan participation, a recommendation for initial equity awards and in certain cases the circumstances, if applicable, under which post-employment compensation or vesting acceleration terms might apply. These offers of employment were each subject to execution of a standard proprietary information and invention agreement and proof of identity and work eligibility in the United States.

Rajiv Ramaswami

We entered into an employment letter with Rajiv Ramaswami, our President and Chief Executive Officer, on December 7, 2020. The employment letter has an indefinite term and Mr. Ramaswami’s employment is at-will. Mr. Ramaswami’s current annual base salary is $800,000, and he is currently eligible to earn annual incentive compensation with a target equal to 100% of annual base salary based upon achievement of targets determined by our Board or the Compensation Committee for each fiscal year.

In connection with his hire, Mr. Ramaswami was granted 378,601 RSUs and a target number of 703,117 PRSUs under our 2016 Equity Incentive Plan. 25% of the RSUs vested on December 15, 2021, with 1/16th of the RSUs vesting quarterly thereafter, subject to continued service to us through each vesting date. The PRSUs were subject to stock price-based milestones. The first milestone required achievement of an average closing price per share of our Class A common stock of $32.09 for a 30 consecutive calendar day period. The second milestone required achievement of an average closing price per share of our Class A common stock of $38.51 for a 30 consecutive calendar day period. In October 2021, the Compensation Committee determined that the second milestone was achieved, resulting in 133% of the 703,117 PRSUs becoming eligible to vest. Upon achievement, 25% of the eligible PRSUs vested on December 15, 2021, with 1/16th of the eligible PRSUs vesting quarterly thereafter, subject to continued service to us through each vesting date. For additional details regarding Mr. Ramaswami’s equity awards, see “Executive Compensation – Executive Compensation Tables” above.

Mr. Ramaswami is a participant in our Executive Severance Policy and our Change of Control and Severance Policy, both of which are described below.

Rukmini Sivaraman

We entered into an employment letter with Rukmini Sivaraman in connection with her promotion to Chief Financial Officer on April 10, 2022. The employment letter has an indefinite term and Ms. Sivaraman’s employment is at-will. Ms. Sivaraman’s current annual base salary is $475,000, and she is currently eligible to earn annual incentive compensation with a target equal to 75% of annual base salary based upon achievement of targets determined by our Board or the Compensation Committee for each fiscal year.

In connection with her promotion, Ms. Sivaraman was granted 76,161 RSUs under our 2016 Equity Incentive Plan. 1/16th of the RSUs vested on September 15, 2022, with 1/16th of the RSUs vesting quarterly thereafter, subject to continued service to us through each vesting date. For additional details regarding Ms. Sivaraman’s outstanding equity awards, see “Executive Compensation – Executive Compensation Tables” above.

Ms. Sivaraman is a participant in our Executive Severance Policy and our Change of Control and Severance Policy, both of which are described below.

David M. Sangster

We entered into an employment letter with David Sangster, our Chief Operating Officer, on October 17, 2011. The employment letter has an indefinite term and Mr. Sangster’s employment is at-will. Mr. Sangster’s current annual base salary is $475,000, and he is currently eligible to earn annual incentive compensation with a target equal to 75% of annual base salary based upon achievement of targets determined by our Board or the Compensation Committee for each fiscal year.

2024 Proxy Statement	62

Back to Contents

In connection with his hire, Mr. Sangster was granted a stock option under our 2010 Stock Plan and option agreement to purchase 350,000 shares of our Class A common stock. That option has since vested in full and has been exercised by Mr. Sangster. For additional details regarding Mr. Sangster’s equity awards, see “Executive Compensation – Executive Compensation Tables” above.

Mr. Sangster is a participant in our Executive Severance Policy and our Change of Control and Severance Policy, both of which are described below.

On August 30, 2024, Mr. Sangster notified us of his decision to retire as Chief Operating Officer, effective October 31, 2024. As part of Mr. Sangster’s transition, we and Mr. Sangster entered into a senior advisor agreement under which he has agreed to provide advisory services to us following his retirement date until December 31, 2024 for $10,000 per month.

Brian Martin

We entered into an employment letter with Brian Martin, our Chief Legal Officer, on April 29, 2024. The employment letter has an indefinite term and Mr. Martin’s employment is at-will. Mr. Martin’s annual base salary is $475,000, and he is currently eligible to earn annual incentive compensation with a target equal to 75% of annual base salary based upon achievement of targets determined by our Board or the Compensation Committee for each fiscal year.

Per the terms of his offer letter, Mr. Martin was granted 45,199 RSUs under the 2016 Equity Incentive Plan. 25% of the RSUs will vest on December 15, 2025, with 1/16th of the RSUs vesting quarterly thereafter, subject to continued service to us through each vesting date. For additional details regarding Mr. Martin’s outstanding equity awards, see “Executive Compensation – Executive Compensation Tables” above. The offer letter also provided for a grant of PRSUs to be granted in the first quarter of fiscal year 2025, consistent with the terms and conditions of PRSUs granted to other executives, and subject to the approval of the Compensation Committee.

Mr. Martin is a participant in our Executive Severance Policy and our Change of Control and Severance Policy, both of which are described below.

Severance and Change in Control-Related Benefits

Executive Severance Policy

We have an Executive Severance Policy, pursuant to which a designated employee is eligible to receive severance benefits in lieu of any other severance payments and benefits, subject to the employee signing a participation agreement, in connection with the involuntary termination of their employment under the circumstances described in our Executive Severance Policy. Generally, upon a termination of the eligible employee either (i) by us, other than for cause, death, or disability, or (ii) by the applicable eligible employee on account of a Constructive Termination (as defined below, and such termination, “Qualified Termination”), then our Executive Severance Policy provides for:

(1)	a lump sum payment equal to the participant’s annual base salary, as in effect immediately prior to the participant’s Qualified Termination or, if the termination is due to a resignation for Constructive Termination based on a material reduction in annual base salary, immediately prior to such reduction, multiplied by 100% for each of our NEOs, and

(2)	payment or reimbursement, at our sole discretion, of the cost of continued health benefits for a period of up to twelve months for each of our NEOs.

In order to receive severance benefits under our Executive Severance Policy, a participant must timely execute, and not revoke, a release of claims in favor of us.

For purposes of our Executive Severance Policy, constructive termination (“Constructive Termination”) means the eligible employee’s termination of his or her employment after the occurrence of one or more of the following events without the applicable eligible employee’s express written consent:

(1)	a reduction in substantially all of the applicable eligible employee’s responsibilities relative to his or her responsibilities in effect immediately prior to such reduction (provided, however, that, a change in title or reporting structure, without more, shall not constitute a Constructive Termination), and

(2)	a reduction by us in the applicable eligible employee’s rate of annual base salary by more than 25% within a single calendar year (provided, however, that, a reduction of annual base salary that also applies to substantially all other similarly situated employees of our company shall not constitute a Constructive Termination).

In order for the applicable eligible employee’s termination of his or her employment to be a Constructive Termination, the eligible employee must not terminate employment with us without first providing us with written notice of

2024 Proxy Statement	63

Back to Contents

the acts or omissions constituting the grounds for Constructive Termination within 90 days of the initial existence of the grounds for Constructive Termination and a cure period of 30 days following our receipt of written notice, such grounds must not have been cured during such time, and the eligible employee must terminate his or her employment within 30 days following such cure period.

Change of Control and Severance Policy

We have a Change of Control and Severance Policy, pursuant to which a designated employee is eligible to receive severance benefits in lieu of any other severance payments and benefits, subject to the employee signing a participation agreement, in connection with a change of control of our company or in connection with the involuntary termination of their employment under the circumstances described in our Change of Control and Severance Policy. Each of our NEOs is a participant in our Change of Control and Severance Policy. Generally, if a participant’s employment is terminated within three months prior to or 12 months following the consummation of a change in control, which such period is referred to as the change of control period, either by us or a subsidiary of ours other than for cause, death or disability or by the participant for good reason, then our Change of Control and Severance Policy provides that:

(1)	the applicable percentage of the then-unvested shares subject to each of the participant’s then-outstanding time-based equity awards will immediately vest and become exercisable, with such percentage being 100% for each of our NEOs,

(2)	for performance-based equity, the equity vesting benefit will be the amount that would have vested (a) based on actual performance, if performance has been measured or is measurable at the change in control; otherwise (b) at target level of performance,

(3)	a lump sum payment equal to the participant’s annual base salary, as in effect immediately prior to the participant’s termination or, if the termination is due to a resignation for good reason based on a material reduction in base salary, immediately prior to such reduction, or immediately prior to the change in control, whichever is greater, multiplied by 100% for each of our NEOs,

(4)	a lump sum payment equal to the participant’s target annual incentive as in effect for the fiscal year in which his or her termination of employment occurs, multiplied by 100% for each of our NEOs, and

(5)	payment or reimbursement of the cost of continued health benefits for a period of up to 12 months for each of our NEOs.

In order to receive severance benefits under our Change of Control and Severance Policy, a participant must timely execute and not revoke a release of claims in favor of us. In addition, our Change of Control and Severance Policy provides that, if any payment or benefits to a participant, including the payments and benefits under our Change of Control and Severance Policy, would constitute a parachute payment within the meaning of Section 280G of the Code, and would therefore be subject to an excise tax under Section 4999 of the Code, then such payments and benefits will be either (i) reduced to the largest portion of the payments and benefits that would result in no portion of the payments and benefits being subject to the excise tax, or (ii) not reduced, whichever, after taking into account all applicable federal, state and local employment and income taxes and the excise tax, results in the participant’s receipt, on an after-tax basis, of the greater payments and benefits.

For purposes of each of our Change of Control and Severance Policy and our Executive Severance Policy, cause (“Cause”) means any of the following reasons (with any references to us interpreted to include any subsidiary, parent, affiliate or successor of ours):

•	the participant’s repeated willful failure to perform his or her duties and responsibilities to us or the participant’s material violation of any material written policy of ours;
•	the participant’s commission of any act of fraud, embezzlement or any other willful misconduct that has caused or is reasonably expected to result in injury to us;
•	the participant’s unauthorized use or disclosure of any proprietary information or trade secrets of ours or any other party to whom the participant owes an obligation of nondisclosure as a result of his or her relationship with us; or
•	the participant’s material breach of any of his or her obligations under any written agreement or covenant with us.

Where the facts giving rise to Cause are capable of being remedied, we are required to provide written notice to the participant of the facts giving rise to Cause and provide the participant with 30 calendar days with which to reasonably remedy such facts.

For purposes of our Change of Control and Severance Policy, good reason means the participant’s termination of his or her employment in accordance with the next sentence after the occurrence of one or more of the following events without the participant’s express written consent:

2024 Proxy Statement	64

Back to Contents
•	a material reduction of the participant’s duties, authorities or responsibilities relative to the participant’s duties, authorities or responsibilities in effect immediately prior to such reduction (which, in the case of our CEO, includes ceasing to act as the CEO of the combined entity following the change of control);
•	a material reduction by us in the participant’s rate of annual base salary; provided, however, that, a reduction of annual base salary that also applies to substantially all other similarly situated employees of ours will not constitute good reason;
•	a material change in the geographic location of the participant’s primary work facility or location; provided, that a relocation of less than 35 miles from the participant’s then present location will not be considered a material change in geographic location; or
•	our failure to obtain from any successor or transferee of ours an express written and unconditional assumption of our obligations to the participant under our Change of Control and Severance Policy.

In order for the participant’s termination of his or her employment to be for good reason, the participant must not terminate employment with us without first providing us with written notice of the acts or omissions constituting the grounds for good reason within 90 days of the initial existence of the grounds for good reason and a cure period of 30 days following the date of written notice, such grounds must not have been cured during such time, and the participant must terminate his or her employment within 30 days following the expiration of our 30-day cure period.

Potential Payments Upon Termination or Change in Control

The following table sets forth the estimated payments that would be received by each of our NEOs who remained employed with us as of July 31, 2024 if (i) pursuant to the terms of our Executive Severance Policy, a hypothetical termination of employment by us (other than for cause, death, or disability) or a hypothetical termination by the officer on account of a Constructive Termination had occurred on July 31, 2024 and (ii) pursuant to the terms of our Change of Control and Severance Policy, a hypothetical termination of employment by us (other than for cause, death, or disability) or a hypothetical termination by the officer for good reason in connection with a change in control of our company had occurred on July 31, 2024. The table below reflects amounts that would have been payable to the NEO assuming that, if applicable, the hypothetical termination occurred on July 31, 2024, and, if applicable, a change in control of our company also occurred on that date.

Name	Salary Severance(1) ($)	Annual Incentive Severance(2) ($)	Value of Accelerated Vesting(3) ($)	Other ($)	Continuation of Medical Benefits(4) ($)	Total ($)
Rajiv Ramaswami
Involuntary or Constructive Termination(5)	800,000	—	—		32,323	832,323
Termination in connection with a Change in Control(6)	800,000	800,000	113,187,404		32,323	114,819,727
Rukmini Sivaraman
Involuntary or Constructive Termination(5)	475,000	—	—		33,631	508,631
Termination in connection with a Change in Control(6)	475,000	356,250	26,972,694		33,631	27,837,575
David M. Sangster
Involuntary or Constructive Termination(5)	475,000	—	—		33,631	508,631
Termination in connection with a Change in Control(6)	475,000	356,250	22,264,353		33,631	23,129,234
Brian Martin		—	—
Involuntary or Constructive Termination(5)	475,000	—	—		33,631	508,631
Termination in connection with a Change in Control(6)	475,000	356,250	2,283,001		33,631	3,147,882
Tyler Wall
Retirement Transition Agreement(7)	—	—	—	1,350,000	30,975	1,380,975
(1)	The amounts reported in this column reflect a lump-sum payment equal to 100% of the NEO’s annual base salary as of July 31, 2024 under our Executive Severance Policy and a lump-sum payment equal to 100% of the NEO’s annual base salary as of July 31, 2024 under our Change of Control and Severance Policy.
(2)	The amounts reported in this column reflect a lump-sum payment equal to 100% of the NEO’s annual incentive target for fiscal year 2024 under our Change of Control and Severance Policy.

2024 Proxy Statement	65

Back to Contents
(3)	The amounts reported in this column reflect RSU and PRSU payment values based upon the closing price of our Class A common stock of $50.51 as reported on The Nasdaq Global Select Market on July 31, 2024. For unearned outstanding annual PRSUs as of July 31, 2024, our TSR ranked above the 75th percentile of the companies in the Nasdaq Composite Index for each respective performance period, therefore the values reported reflect maximum achievement, including the impact of the applicable value cap on the awards granted in fiscal year 2023. For Mr. Ramaswami’s supplemental long-term performance-based equity award, the value reported assumes achievement at 100% of target.
(4)	The amounts reported in this column reflect the cost of COBRA continuation coverage based on elected level of healthcare coverage (medical, dental and vision) for twelve months under our Executive Severance Policy and for twelve months under our Change of Control and Severance Policy.
(5)	Termination by Nutanix (other than for cause, death, or disability) or termination by officer on account of Constructive Termination
(6)	Termination by Nutanix (other than for cause, death, or disability) or termination by officer for good reason in connection with a change in control.
(7)	In February 2024 Mr. Wall notified our company of his decision to retire. In order to provide adequate time to identify a successor and ensure an orderly transition of his responsibilities, our company reached an agreement with Mr. Wall to continue his employment through June 2024 in exchange for a retention payment post-separation of $1.35 million and COBRA benefit payments for 12 months. As a result of his retirement, Mr. Wall forfeited his unvested stock awards and annual incentive (Non-Equity Incentive Plan Compensation).

CEO Pay Ratio

In accordance with Item 402(u) of Regulation S-K, promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing (i) the ratio of the annual total compensation of our President and CEO, Rajiv Ramaswami, to (ii) the annual total compensation of our median employee, both calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

For fiscal year 2024:

•	the annual total compensation of our President and CEO was $51,141,711;
•	the annual total compensation of our median employee was $140,339; and
•	the ratio of the annual total compensation of our President and CEO to the annual total compensation of our median employee was 364:1.

We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

We selected July 31, 2024 as the date on which to determine our employee population and the median employee. In determining this population, we included all worldwide full-time and part-time employees other than our President and CEO. We did not include any contractors in our employee population. As permitted by SEC rules, to identify our median employee, we elected to use total target cash compensation plus the grant date fair market value of equity awards, if any, as our consistently applied compensation measure, which we refer to herein as total target compensation and calculated as (i) base salary and target annual incentive as of July 31, 2024, and (ii) the grant date fair market value of equity awards issued during the previous twelve months. For employees paid in a currency other than U.S. dollars, we converted their compensation to U.S. dollars using the exchange rates used by us for various financial and accounting purposes in effect on July 31, 2024. To identify our median employee, we then calculated the total target direct compensation for our global employee population and excluded employees at the median who had anomalous compensation characteristics.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Consequently, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

2024 Proxy Statement	66

Back to Contents

Pay Versus Performance

In accordance with Item 402(v) of Regulation S-K, below is a comparison of compensation actually paid (“CAP”) and certain measures of financial performance. For further information concerning our compensation philosophy and how we align executive compensation with performance, refer to the “Executive Compensation – Compensation Discussion and Analysis” section.

							Value of Initial Fixed $100 Investment Based On:
Fiscal Year (a)	SCT Total for First PEO(1) (b)($)	CAP for First PEO(2,7) (c)($)	SCT Total for Second PEO(1,3) (b)($)	CAP for Second PEO(2,3) (c)($)	Avg. SCT Total for Non-PEO NEOs(1) (d)($)	Avg. CAP for Non-PEO NEOs(7) (e)($)	Total Shareholder Return(4) (f)($)	Peer Group Total Shareholder Return(4) (g)($)	Net Income (Loss)(5) (in thousands) (h)($)	Company Selected Measure: Annual Recurring Revenue(6) (in thousands) (i)($)
2024	51,143,711	97,948,820	N/A	N/A	4,810,466	8,792,715	228	221	(124,775)	1,907,982
2023	14,845,940	38,679,011	N/A	N/A	5,475,467	11,092,941	136	164	(254,560)	1,561,981
2022	12,928,676	3,241,068	N/A	N/A	4,990,357	(2,699,520)	68	129	(798,946)	1,202,438
2021	37,808,805	30,852,801	181,250	(4,475,791)	4,611,376	10,050,763	162	146	(1,035,589)	878,733
(1)	Total compensation as set forth in the “Executive Compensation – Executive Compensation Tables – Fiscal Year 2024 Summary Compensation Table” (“SCT”) above. Mr. Ramaswami has served as our Principal Executive Officer (“PEO”) since his hire on December 9, 2020 (“First PEO”). The individuals comprising the PEO and Non-PEO NEOs for each year are listed in the table below.

	PEO				Non-PEO NEOs
Name	2021	2022	2023	2024	2021	2022	2023	2024
Rajiv Ramaswami	✓	✓	✓	✓
Dheeraj Pandey	✓
Rukmini Sivaraman						✓	✓	✓
David Sangster					✓	✓	✓	✓
Tyler Wall					✓	✓	✓	✓
Brian Martin								✓
Duston Williams					✓	✓
Christopher Kaddaras Jr.					✓
(2)	For each covered year, the values included in column (c) for the CAP to our PEO and in column (e) for the average CAP to our non-PEO NEOs reflect the adjustments set forth below. CAP does not mean these amounts were earned or paid during the year. CAP is an amount derived from the starting point of total compensation as presented in the SCT under the methodology prescribed under the SEC’s rules, which is solely based on adjustments to equity award values. Nutanix does not maintain a pension plan and does not pay dividends on its common stock so no adjustments for these factors were necessary. There are no material differences between the assumptions used to compute the valuation of the equity awards for calculating the CAP from the assumptions used to compute the valuation of the equity awards as of the grant date.
(3)	Mr. Pandey previously served as our CEO before retiring from Nutanix in December 2020 (“Second PEO”). We have included Mr. Pandey in the table above in accordance with Item 402(v) of Regulation S-K. However, Mr. Pandey has been excluded from the tables and graphs below as we do not believe Mr. Pandey’s further inclusion is material to any conclusions that may be drawn from this analysis.
(4)	Cumulative TSR represents the value of an initial fixed investment of $100 on July 31, 2020 in the company (column (f)) and the Nasdaq Computer Index (column (g)) for the fiscal years ended July 31, 2021, 2022, 2023 and 2024. The Nasdaq Computer Index is also used in our performance graph in our Annual Report on Form 10-K for our fiscal year ended July 31, 2024 filed with the SEC on September 19, 2024.
(5)	The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for the applicable year in accordance with accounting principles generally accepted in the United States.
(6)	ARR for any given period is defined as the sum of ACV for all non life-of-device contracts in effect as of the end of a specific period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which we would recognize revenue for such contract. ACV is defined as the total annualized value of a contract, excluding amounts related to professional services and hardware. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract, using, where applicable, an assumed term of five years for contracts that do not have a specified term.
(7)	The table below shows the adjustments made to the SCT totals (columns (b) and (d) above) for our First PEO and average for non-PEO NEOs to determine CAP for fiscal year 2024 (columns (c) and (e) above).

2024 Proxy Statement	67

Back to Contents
		PEO ($)	Average for Non-PEO NEOs ($)
	Summary Compensation Table - Total Compensation (columns (b) and (d))	51,143,711	4,810,466
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	49,781,703	3,968,879
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	63,997,025	4,415,419
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	23,206,675	3,731,194
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	2,596,611	432,748
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	6,786,500	723,399
-	Fair Value as of Prior Fiscal Year-End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	1,351,633
=	Compensation Actually Paid (columns (c) and (e))	97,948,820	8,792,715

Analysis of Information Presented in the Pay Versus Performance Table

As described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” our company’s executive compensation program reflects a pay-for-performance philosophy. While our company uses several performance measures to align executive compensation with performance, we do not seek to align our company’s performance measures with CAP (as calculated in accordance with SEC rules).

Relationship Between CAP and TSR

The chart below (i) illustrates the relationship between the amount of CAP to our PEO, the average amount of CAP to our non-PEO NEOs, and the company’s cumulative TSR over the four most recently completed fiscal years; and (ii) compares our cumulative TSR over the four most recently completed fiscal years to that of the Nasdaq Computer Index.

Compensation Actually Paid vs. TSR

2024 Proxy Statement	68

Back to Contents

Relationship Between CAP and Net Income

The chart below illustrates the CAP to our PEO, the average CAP to our non-PEO NEOs, and our reported GAAP net income for each of the four most recently completed fiscal years.

Compensation Actually Paid vs. Net Income

Relationship Between CAP and ARR

The chart below illustrates the CAP to our PEO, the average CAP to our non-PEO NEOs, and our reported ARR for each of the four most recently completed fiscal years.

Compensation Actually Paid vs. ARR

2024 Proxy Statement	69

Back to Contents

We have identified the following performance measures (in no specific order) as the most important in aligning the compensation of our NEOs to our financial performance for fiscal year 2024:

Tabular List of Most Important Performance Measures

ARR
Non-GAAP Operating Expenses (excluding commissions)
Relative Total Shareholder Return
Employee Engagement

2024 Proxy Statement	70

Back to Contents

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of July 31, 2024. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity plans approved by stockholders	22,433,179	$11.26	30,711,134
Equity plans not approved by stockholders	—	—	—
(1)	Includes 258,300 outstanding stock options and 22,174,879 outstanding RSUs.
(2)	The weighted average exercise price is calculated based solely on outstanding stock options and does not take into account stock underlying restricted stock units, which generally have no exercise price.
(3)	Includes 19,963,904 shares reserved for future equity grants under our 2016 Equity Incentive Plan and 10,747,230 shares reserved for future stock purchase plan awards under our 2016 Employee Stock Purchase Plan. Our 2016 Equity Incentive Plan provides that the total number of shares reserved for issuance under our 2016 Equity Incentive Plan will be automatically increased on the first day of each fiscal year beginning in fiscal year 2018, by an amount equal to the lower of (i) 18,000,000 shares, (ii) 5% of the outstanding shares of all classes of common stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our Board may determine. Accordingly, on August 1, 2024, the number of shares of Class A common stock available for issuance under our 2016 Equity Incentive Plan increased by 13,259,036 shares, pursuant to this provision. This increase is not reflected in the table above, which is as of July 31, 2024.

2024 Proxy Statement	71

Back to Contents

Additional Proposals

Proposal 4: Advisory Vote on the Frequency of Future Stockholder Advisory Votes to Approve the Compensation of Our Named Executive Officers

Our Board Recommends a VOTE FOR ONE YEAR on this Proposal 4.

Background

Section 14A of the Exchange Act also enables our stockholders to indicate their preference at least once every six years regarding how frequently we should solicit an advisory vote on the compensation of our NEOs as disclosed in our proxy statement. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory say-on-pay vote every one, two or three years. Alternatively, stockholders may abstain from casting a vote.

After careful consideration, our Board has determined that a non-binding advisory vote on the compensation of our NEOs annually is the most appropriate frequency for us, and therefore our Board recommends that you vote for a ONE YEAR interval. In formulating its recommendation, our Board considered that given the nature of our compensation programs, an annual vote is appropriate because it would enable our stockholders to provide us with their input on our compensation philosophy, policies and practices on a timely basis, and is consistent with our belief in the importance of engaging our stockholders and obtaining their input on our corporate governance matters and our executive compensation philosophy, policies and practices.

Vote Required

The alternative among one year, two years or three years that receives the highest number of votes from the holders of the shares present at the Annual Meeting or represented by proxy thereat and entitled to vote on the proposal will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.

Stockholders are not voting to approve or disapprove the recommendation of our Board, but are instead asked to indicate their preference, on an advisory basis, as to whether the advisory vote on the approval of the compensation of our NEOs should be held every one year, two years or three years.

Our Board and the Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will take into account the outcome of this vote when making future decisions regarding how often to hold future advisory say-on-pay votes. However, because this is an advisory vote and therefore not binding on our Board or our company, our Board may decide that it is in the best interests of our stockholders that we hold an advisory vote on the compensation of our NEOs more or less frequently than the option preferred by our stockholders. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our Board.

2024 Proxy Statement	72

Back to Contents

Stock Ownership Information

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the close of business on October 8, 2024, certain information with respect to the beneficial ownership of our common stock: (i) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of Class A common stock; (ii) by each of our directors; (iii) by each of our NEOs; and (iv) by all of our current executive officers and directors as a group.

The percentage of shares beneficially owned shown in the table is based on 267,836,148 shares of Class A common stock as of the close of business on October 8, 2024. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock with respect to which the individual has the right to acquire beneficial ownership within 60 days of October 8, 2024 through the exercise of any stock option or other right. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial ownership is determined in accordance with SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted below, the address for persons listed in the table is c/o Nutanix, Inc., 1740 Technology Drive, Suite 150, San Jose, California 95110. The information provided in the table below is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Shares Beneficially Owned	%
5% Stockholders:
Entities affiliated with Fidelity(1)	36,476,326	13.6
Entities affiliated with the Vanguard Group(2)	24,740,679	9.2
BCPE Nucleon (DE) SPV, LP(3)	16,854,032	6.3
Named Executive Officers and Directors:
Rajiv Ramaswami	639,014	*
Rukmini Sivaraman	192,169	*
David Sangster	123,868	*
Brian Martin	—	*
Tyler Wall	23,371	*
Craig Conway(4)	33,363	*
Max de Groen(5)	16,885,044	6.3
Virginia Gambale(6)	45,302	*
Steven J. Gomo(7)	70,162	*
David Humphrey(8)	16,885,044	6.3
Gayle Sheppard(9)	16,166	*
Brian Stevens(10)	43,247	*
Mark Templeton(11)	15,389	*
All current directors and executive officers as a group (12 persons)(12)	18,094,736	6.8
*	Denotes less than 1%
(1)	Based on a Schedule 13G/A filed by FMR LLC with the SEC on February 9, 2024, in which it was reported that FMR LLC had sole voting power over 36,475,488 shares and sole dispositive power over 36,476,326 shares. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

2024 Proxy Statement	73

Back to Contents
(2)	Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, in which it was reported that The Vanguard Group had shared voting power over 90,806 shares, sole dispositive power over 24,390,134 shares, and shared dispositive power over 350,545 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(3)	Based on a Schedule 13D filed by BCPE Nucleon (DE) SPV, LP with the SEC on July 26, 2024, in which it was reported that BCPE Nucleon (DE) SPV, LP had shared voting power over 16,854,032 shares and shared dispositive power over 16,854,032 shares. The address for BCPE Nucleon (DE) SPV, LP is 200 Clarendon Street, Boston, Massachusetts 02116.
(4)	Consists of 33,363 shares of Class A common stock held of record by Mr. Conway.
(5)	Consists of (i) 16,854,032 shares of Class A common stock held directly by BCPE Nucleon (DE) SPV, LP and (ii) 31,012 shares of Class A common stock held of record by Mr. de Groen. Mr. de Groen is a Partner of Bain Capital Investors, LLC, the ultimate general partner of BCPE Nucleon (DE) SPV, LP. Voting and investment decisions with respect to securities held by BCPE Nucleon (DE) SPV, LP are made by the partners of Bain Capital Investors, LLC. As a result, Mr. de Groen may be deemed to share voting and dispositive power with respect to the securities held by BCPE Nucleon (DE) SPV, LP. Mr. de Groen disclaims beneficial ownership of the securities held by BCPE Nucleon (DE) SPV, LP, except to the extent of his pecuniary interest therein.
(6)	Consists of shares 45,302 Class A common stock held of record by Virginia Gambale TTEE Virginia Gambale REV Trust DTD 5/22/2003 for which Ms. Gambale serves as trustee.
(7)	Consists of (i) 3,962 shares of Class A common stock held of record by The Steven and Chris Gomo Trust for which Mr. Gomo serves as trustee, and (ii) 66,200 shares of Class A common stock held of record by The Chris Gomo Legacy Trust, for which Mr. Gomo serves as trustee.
(8)	Consists of (i) 16,854,032 shares of Class A common stock held directly by BCPE Nucleon (DE) SPV, LP and (ii) 31,012 shares of Class A common stock held of record by Mr. Humphrey. Mr. Humphrey is a Partner of Bain Capital Investors, LLC, the ultimate general partner of BCPE Nucleon (DE) SPV, LP. Voting and investment decisions with respect to securities held by BCPE Nucleon (DE) SPV, LP are made by the partners of Bain Capital Investors, LLC. As a result, Mr. Humphrey may be deemed to share voting and dispositive power with respect to the securities held by BCPE Nucleon (DE) SPV, LP. Mr. Humphrey disclaims beneficial ownership of the securities held by BCPE Nucleon (DE) SPV, LP, except to the extent of his pecuniary interest therein.
(9)	Consists of 16,166 shares of Class A common stock held of record by Ms. Sheppard.
(10)	Consists of 43,247 of Class A common stock held of record by Mr. Stevens.
(11)	Consists of 15,389 shares of Class A common stock held of record by Mr. Templeton.
(12)	Consists of 18,094,736 shares of Class A common stock beneficially owned by our current directors and executive officers as a group.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of Nutanix’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Nutanix.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended July 31, 2024, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that three gifts to a donor advised fund that occurred in October 2021 were reported late on a Form 4 filed for Steven J. Gomo on March 5, 2024.

2024 Proxy Statement	74

Back to Contents

Other Matters

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the associated proxy intend to vote on such matters in accordance with their best judgment.

We filed our Annual Report on Form 10-K for the fiscal year ended July 31, 2024 with the SEC on September 19, 2024. It is available free of charge at the SEC’s website at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report at http://ir.nutanix.com, or a copy of our Annual Report is available without charge upon written request to our Secretary at 1740 Technology Drive, Suite 150, San Jose, California 95110.

2024 Proxy Statement	75

Back to Contents

Questions and Answers about the Annual Meeting

Why did I receive a notice regarding the availability of proxy materials on the Internet?

We have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials because our Board is soliciting your proxy to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We mailed the Notice on or about October 22, 2024 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend and participate in the Annual Meeting online?

We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting, live online at www.virtualshareholdermeeting.com/NTNX2024. The webcast will start at 9:00 a.m., Pacific Time. Stockholders may vote and submit questions while attending the meeting online. The webcast will open 15 minutes before the start of the meeting. In order to enter the meeting, you will need the control number. The control number will be included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock or included with your voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/NTNX2024.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on October 8, 2024, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. As of the close of business on the record date, there were 267,836,148 shares of Class A common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, as of the close of business on the record date, your shares of Class A common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, as of the close of business on the record date, your shares of Class A common stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice will be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the virtual Annual Meeting. Since you are not the stockholder of record, you may vote your shares online during the Annual Meeting only by following the instructions from your broker, bank or other agent.

2024 Proxy Statement	76

Back to Contents

What matters am I voting on?

There are four matters scheduled for a vote:

•	the election of three Class I and three Class II directors to hold office until the annual meeting of stockholders to take place after the end of fiscal year ending July 31, 2025;
•	the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2025;
•	the approval, on a non-binding advisory basis, of the compensation of our NEOs; and
•	the approval, on a non-binding advisory basis, of the frequency of future stockholder advisory votes on the compensation of our NEOs.

How do I vote?

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online during the Annual Meeting, vote by proxy through the Internet, vote by proxy over the telephone, or vote by proxy using a proxy card that you may request. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend online and vote during the meeting, in which case your previously submitted proxy will be disregarded.

•	To vote online during the Annual Meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/NTNX2024, starting at 9:00 a.m., Pacific Time, on December 13, 2024.
•	To vote online before the Annual Meeting, go to www.proxyvote.com.
•	To vote by toll-free telephone, call 1-800-690-6903 if you are a stockholder of record or 1-800-454-8683 if you are a “beneficial” stockholder (be sure to have your Notice or proxy card in hand when you call).
•	To vote by mail, simply complete, sign and date the proxy card or voting instruction card, and return it promptly in the envelope provided.

If we receive your vote by Internet or phone or your signed proxy card up until 11:59 p.m., Eastern Time, the day before the Annual Meeting, we will vote your shares as you direct.

To vote, you will need the control number. The control number will be included in the Notice, or on your proxy card if you are a stockholder of record of shares of Class A common stock, or included with your voting instructions received from your broker, bank or other agent if you hold your shares of Class A common stock in “street name.”

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in such notice to ensure that your vote is counted. To vote online during the meeting, you must follow the instructions from your broker, bank or other agent.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your Internet access.

Can I change my vote?

Yes. Subject to the voting deadlines above, if you are a stockholder of record, you may revoke your proxy at any time before the close of voting using one of the following methods:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.

2024 Proxy Statement	77

Back to Contents
•	You may send a written notice that you are revoking your proxy to our Secretary at 1740 Technology Drive, Suite 150, San Jose, California 95110.
•	You may attend and vote online during the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by such party.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote during the Annual Meeting, or through the Internet, by telephone or by completing your proxy card before the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

Broker non-votes occur when (i) a broker or other nominee holds shares for a beneficial owner, (ii) the beneficial owner has not given the respective broker specific voting instructions, (iii) the matter is non-routine in nature, and (iv) there is at least one routine proposal presented at the applicable meeting of stockholders (such as Proposal 2 at the Annual Meeting). Under applicable rules, a broker or other nominee has discretionary voting power only with respect to proposals that are considered “routine,” but not with respect to “non-routine” proposals. Broker non-votes are considered present for purposes of determining the presence of a quorum so long as the shares represented by a broker or other nominee who holds shares for a beneficial owner, where the beneficial owner has not given the respective broker or other nominee specific voting instructions, can be voted for, against or in abstention for at least one proposal presented at the Annual Meeting. Since there is one routine proposal presented at the Annual Meeting (Proposal 2) on which brokers and other nominees have such discretionary voting power, broker non-votes will be counted for quorum purposes at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of votes cast or considered entitled to vote, as applicable, on a proposal. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any of the proposals.

Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the meeting are marked ABSTAIN. Abstentions are counted for purposes of determining whether a quorum is present but will not otherwise affect the outcome of the vote on Proposals 1 and 4. In the case of Proposals 2 and 3, abstentions are also counted as votes AGAINST the proposal.

Proposals 1, 3, and 4 are non-routine matters, so your broker or nominee may not vote your shares on Proposals 1, 3, and 4 without your instructions. Proposal 2, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2025, is a routine matter so your broker or nominee may vote your shares on Proposal 2 even in the absence of your instruction. Please instruct your bank, broker or other agent to ensure that your vote will be counted.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote but do not make specific choices, your shares will be voted FOR the election of all three nominees as Class I directors and all three nominees as Class II directors, FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2025, FOR the approval of the compensation of our NEOs, and for future stockholder advisory votes on the compensation of our NEOs to be held every ONE YEAR. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using the proxyholder’s best judgment.

How many votes do I have?

Each holder of Class A common stock will have the right to one vote per share of Class A common stock. Stockholders are not permitted to cumulate votes with respect to the election of directors.

2024 Proxy Statement	78

Back to Contents

How many votes are needed to approve each proposal and how are the votes counted?

Proposal 1: Directors are elected by a majority of the votes cast, meaning that the number of shares voted FOR a director’s election exceeds the number of votes cast AGAINST such director’s election. You may vote FOR, AGAINST, or ABSTAIN on each of the nominees for election as director. Abstentions will not be counted for purposes of determining the number of votes cast with respect to the election of a director, and thus will have no effect on the outcome of the vote. Broker non-votes will have no effect on the outcome of the vote.

Proposal 2: The ratification of the selection of our independent registered public accounting firm for the fiscal year ending July 31, 2025, must receive FOR votes from the holders of a majority in voting power of the shares present at the Annual Meeting or represented by proxy thereat and entitled to vote on the proposal. You may vote FOR, AGAINST, or ABSTAIN with respect to this proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect as a vote on the outcome of this proposal.

Proposal 3: The approval, on an advisory basis, of the compensation of our NEOs must receive FOR votes from the holders of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy thereat and entitled to vote on the proposal. You may vote FOR, AGAINST, or ABSTAIN with respect to this proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus will have the same effect as votes AGAINST this proposal. Broker non-votes will have no effect on the outcome of this proposal. Although the advisory vote is non-binding, our Board values stockholders’ opinions. The Compensation Committee will review the results of the vote and, consistent with our record of stockholder responsiveness, consider stockholders’ concerns and take into account the outcome of the vote when considering future decisions concerning our executive compensation program.

Proposal 4: For the approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our NEOs, the frequency receiving the highest number of votes from holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the proposal will be considered the frequency preferred by the stockholders. You may vote for the frequency of future advisory votes on executive compensation to be ONE YEAR, TWO YEARS, or THREE YEARS, or you may ABSTAIN with respect to this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote. Because this vote is advisory only, it will not be binding on us or on our Board. However, our Board values our stockholders’ opinions. The Compensation Committee will review the results of the vote and take into account the outcome of the vote when considering future decisions on the frequency of future stockholder advisory votes on the compensation of our NEOs.

Who counts the votes?

We have engaged Broadridge Financial Solutions as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the Internet (either prior to or during the Annual Meeting) or by telephone, Broadridge Financial Solutions will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge Financial Solutions for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge Financial Solutions on behalf of all its clients.

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies to be voted at the Annual Meeting. We intend to retain Alliance Advisors, LLC for various services related to the solicitation of proxies, which we anticipate will cost approximately $15,500, plus reimbursement of expenses. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the 2025 annual meeting of stockholders must be received by us no later than June 24, 2025 in order to be considered for inclusion in our proxy materials for that meeting.

2024 Proxy Statement	79

Back to Contents
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting

Our Amended and Restated Bylaws contain advance notice provisions that provide that, for stockholder director nominations or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to our Secretary at Nutanix, Inc., 1740 Technology Drive, Suite 150, San Jose, California 95110. To be timely for our 2025 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at Nutanix, Inc., 1740 Technology Drive, Suite 150, San Jose, California 95110 not later than the close of business on September 7, 2025 nor earlier than the close of business on August 8, 2025. A stockholder’s notice to the Secretary must set forth the information required by our Amended and Restated Bylaws, which bylaws include the information required by Rule 14a-19 of the Exchange Act.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the aggregate voting power of the shares of Class A common stock issued, outstanding and entitled to vote are present in person at the meeting or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the stockholders entitled to vote at the Annual Meeting that are present in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

We expect that preliminary voting results will be announced during or shortly following the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the instructions on the Notices to ensure that all your shares are voted.

What does it mean if multiple members of my household are stockholders, but we only received one Notice or full set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering Notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent.

To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Nutanix, Inc.

Attention: Investor Relations

1740 Technology Drive, Suite 150

San Jose, California 95110

2024 Proxy Statement	80

Back to Contents

Appendix A – Key Performance Measures and Non-GAAP Financial Measures

This proxy statement includes the following key performance and non-GAAP financial measures:

•	Annual recurring revenue (“ARR”) – We calculate ARR as the sum of ACV for all subscription contracts in effect as of the end of the period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which we would recognize revenue for such contract. ARR excludes all life-of-device contracts. ACV is defined as the total annualized value of a contract, excluding amounts related to professional services and hardware. We calculate the total annualized value for a contract by dividing the total value of the contract by the number of years in the term of such contract, using, where applicable, an assumed term of five years for life-of-device contracts that do not have a specified term.
•	Free cash flow – We calculate free cash flow as net cash provided by operating activities less purchases of property and equipment, which measures our ability to generate cash from our business operations after our capital expenditures.

ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the top-line growth of our subscription business because it takes into account variability in term lengths. Free cash flow is a performance measure that we believe provides useful information to management and investors about the amount of cash generated by the business after capital expenditures. We use these key performance and non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these key performance and non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. There is no GAAP measure that is comparable to ARR, so we have not reconciled the ARR data included in this proxy statement to any GAAP measure. The GAAP measure that is most comparable to free cash flow is net cash provided by operating activities. Set forth below is a reconciliation of free cash flow to net cash flow provided by operating activities. In addition, other companies, including companies in our industry, may calculate key performance measures and non-GAAP financial measures and differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our key performance measures and non-GAAP financial measures as tools for comparison. We urge you not to rely on any single financial measure to evaluate our business.

	Fiscal Year Ended July 31,
	2023 ($)	2024 ($)
	(in thousands)
Net cash provided by operating activities	272,403	672,931
Purchases of property and equipment	(65,404)	(75,252)
FREE CASH FLOW (NON-GAAP)	206,999	597,679

2024 Proxy Statement	A-1

Back to Contents

NUTANIX, INC.
1740 TECHNOLOGY DRIVE
SUITE 150
SAN JOSE, CA 95110

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NTNX2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V56553-P17930

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NUTANIX, INC.

The Board of Directors recommends you vote FOR the following nominees and proposals:

Nominees:	For	Against	Abstain
1a. Max de Groen	☐	☐	☐
1b. Steven J. Gomo	☐	☐	☐
1c. Mark Templeton	☐	☐	☐
1d. Craig Conway	☐	☐	☐
1e. Virginia Gambale	☐	☐	☐
1f. Brian Stevens	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain
4. Approval, on a non-binding advisory basis, of the frequency of future stockholder advisory votes to approve the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Back to Contents

V56554-P17930

NUTANIX, INC.
Annual Meeting of Stockholders
December 13, 2024 9:00 AM, PST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Rajiv Ramaswami, Rukmini Sivaraman and Brian Martin or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of NUTANIX, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PST, on December 13, 2024, to be held virtually, via live webcast at www.virtualshareholdermeeting.com/NTNX2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side